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                                CREDIT AGREEMENT


                                     AMONG


                            PETROQUEST ENERGY, INC.
                           (a Louisiana corporation)
                                  ("Borrower")


                         PETROQUEST ENERGY ONE, L.L.C.
                    (a Louisiana limited liability company)
                                  ("Borrower")


                            PETROQUEST ENERGY, INC.
                            (a Delaware corporation)
                                 ("Guarantor")


                                      AND


                                  COMPASS BANK
                                   ("Lender")


                               September 24, 1998

                                   ---------

             REDUCING REVOLVING LINE OF CREDIT OF UP TO $25,000,000

                                   ---------

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



                               TABLE OF CONTENTS

                                                                                                               Page

ARTICLE I             DEFINITIONS AND INTERPRETATION
         1.1          Terms Defined Above.........................................................................1
         1.2          Additional Defined Terms....................................................................2
         1.3          Undefined Financial Accounting Terms.......................................................13
         1.4          References.................................................................................13
         1.5          Articles and Sections......................................................................13
         1.6          Number and Gender..........................................................................13
         1.7          Incorporation of Exhibits..................................................................13

ARTICLE II            TERMS OF FACILITY
         2.1          Revolving Line of Credit...................................................................14
         2.2          Letter of Credit Facility..................................................................14
         2.3          Use of Loan Proceeds and Letters of Credit.................................................14
         2.4          Interest...................................................................................15
         2.5          Repayment of Loans and Interest............................................................15
         2.6          Outstanding Amounts........................................................................15
         2.7          Time, Place, and Method of Payments........................................................15
         2.8          Borrowing Base Determinations..............................................................16
         2.9          Mandatory Prepayments......................................................................16
         2.10         Voluntary Prepayments of Loans.............................................................17
         2.11         Commitment Fee.............................................................................17
         2.12         Engineering Fee............................................................................17
         2.13         Facility Fee...............................................................................17
         2.14         Letter of Credit Fee.......................................................................17
         2.15         Loans to Satisfy Obligations of Borrower...................................................18
         2.16         Security Interest in Accounts; Right of Offset.............................................18
         2.17         General Provisions Relating to Interest....................................................18
         2.18         Letters in Lieu of Transfer Orders.........................................................19
         2.19         Limited Power of Attorney..................................................................19

ARTICLE III           CONDITIONS
         3.1          Receipt of Loan Documents and Other Items..................................................20
         3.2          Each Loan and Letter of Credit.  ..........................................................23

ARTICLE IV            REPRESENTATIONS AND WARRANTIES
         4.1          Due Authorization..........................................................................25
         4.2          Existence..................................................................................25
         4.3          Valid and Binding Obligations..............................................................25
         4.4          Security Instruments.......................................................................25

         4.5          Title to Assets............................................................................26
         4.6          Scope and Accuracy of Financial Statements.................................................26
         4.7          No Material Misstatements..................................................................26
         4.8          Liabilities, Litigation, and Restrictions..................................................26
         4.9          Authorizations; Consents...................................................................26
         4.10         Compliance with Laws.......................................................................26
         4.11         ERISA......................................................................................27
         4.12         Environmental Laws.........................................................................27
         4.13         Compliance with Federal Reserve Regulations................................................27
         4.14         Investment Company Act Compliance..........................................................27
         4.15         Public Utility Holding Company Act Compliance..............................................27
         4.16         Proper Filing of Tax Returns; Payment of Taxes Due.........................................27
         4.17         Refunds....................................................................................28
         4.18         Gas Contracts..............................................................................28
         4.19         Intellectual Property......................................................................28
         4.20         Casualties or Taking of Property...........................................................28
         4.21         Locations of Guarantor and Borrower........................................................28
         4.22         Subsidiaries...............................................................................29

ARTICLE V             AFFIRMATIVE COVENANTS
         5.1          Maintenance and Access to Records..........................................................29
         5.2          Quarterly Financial Statements; Compliance Certificates....................................29
         5.3          Annual Financial Statements................................................................29
         5.4          Oil and Gas Reserve Reports................................................................29
         5.5          Title Opinions; Title Defects..............................................................30
         5.6          Notices of Certain Events..................................................................30
         5.7          Letters in Lieu of Transfer Orders; Division Orders........................................32
         5.8          Additional Information.....................................................................32
         5.9          Compliance with Laws.......................................................................32
         5.10         Payment of Assessments and Charges.........................................................32
         5.11         Maintenance of Limited Liability Company Existence and Good Standing.......................32
         5.12         Payment of Note; Performance of Obligations................................................33
         5.13         Further Assurances.........................................................................33
         5.14         Initial Fees and Expenses of Counsel to Lender.............................................33
         5.15         Subsequent Fees and Expenses of Lender.....................................................33
         5.16         Operation of Oil and Gas Properties........................................................34
         5.17         Maintenance and Inspection of Properties...................................................34
         5.18         Maintenance of Insurance...................................................................34
         5.19         INDEMNIFICATION............................................................................34

ARTICLE VI            NEGATIVE COVENANTS
         6.1          Indebtedness...............................................................................35
         6.2          Contingent Obligations.....................................................................36

         6.3          Liens......................................................................................36
         6.4          Sales of Assets............................................................................36
         6.5          Leasebacks.................................................................................36
         6.6          Loans or Advances..........................................................................36
         6.7          Investments................................................................................37
         6.8          Dividends, Distributions and Redemptions...................................................37
         6.9          Changes in Structure.......................................................................37
         6.10         Transactions with Affiliates Structure.....................................................37
         6.11         Lines of Business..........................................................................38
         6.12         Plan Obligations...........................................................................38
         6.13         Cash Flow Coverage.........................................................................38
         6.14         Tangible Net Worth.........................................................................38

ARTICLE VII           EVENTS OF DEFAULT
         7.1          Enumeration of Events of Default...........................................................38
         7.2          Remedies...................................................................................40

ARTICLE VIII          MISCELLANEOUS
         8.1          Transfers; Participations..................................................................41
         8.2          Survival of Representations, Warranties, and Covenants.....................................41
         8.3          Notices and Other Communications...........................................................41
         8.4          Parties in Interest........................................................................42
         8.5          Rights of Third Parties....................................................................42
         8.6          Renewals; Extensions.......................................................................43
         8.7          No Waiver; Rights Cumulative...............................................................43
         8.8          Survival Upon Unenforceability.............................................................43
         8.9          Amendments; Waivers........................................................................43
         8.10         Controlling Agreement......................................................................43
         8.11         Disposition of Collateral..................................................................43
         8.12         GOVERNING LAW..............................................................................43
         8.13         JURISDICTION AND VENUE.....................................................................44
         8.14         WAIVER OF RIGHTS TO JURY TRIAL.............................................................44
         8.15         ENTIRE AGREEMENT...........................................................................44
         8.16         Counterparts...............................................................................45

LIST OF EXHIBITS

Exhibit I                  -        Form of Note
Exhibit II                 -        Form of Borrowing Request
Exhibit III                -        Form of Compliance Certificate
Exhibit IV                 -        Form of Opinion of Counsel
Exhibit V                  -        Disclosures

                                                                   EXHIBIT 10.6

EXHIBIT 10.6
                     AMENDED AND RESTATED CREDIT AGREEMENT

                  This AMENDED AND RESTATED CREDIT AGREEMENT is made and entered into this 24th day of September, 1998, by and among PETROQUEST ENERGY, INC., a Louisiana corporation (the "Borrower"), successor to Optima Energy (U.S.) Corporation, a Nevada corporation ("Optima Energy"), by way of merger, and PETROQUEST ENERGY ONE, L.L.C., a Louisiana limited liability company (the "Borrower") successor to American Explorer L.L.C., a Louisiana limited liability company ("American Explorer"), PETROQUEST ENERGY, INC., a Delaware corporation (the "Guarantor"), successor to Optima Petroleum Corporation, a Canadian corporation ("Optima Petroleum"), by way of merger, and COMPASS BANK, a Texas state chartered banking institution (the "Lender"). PetroQuest Energy Inc., and PetroQuest Energy One, L.L.C., shall be collectively referred to as ("Borrower").

                              W I T N E S S E T H:

                  WHEREAS, American Explorer and the Lender entered into that certain Credit Agreement dated October 16, 1997 (the "American Explorer Credit Agreement");

                  WHEREAS, Optima Energy and Comerica Bank-Texas, a Texas state chartered banking institution ("Comerica"), entered into that certain Letter Loan Agreement dated as of June 1, 1995, as amended to the date hereof (as so amended, the "Optima Energy Loan Agreement" and the American Explorer Credit Agreement and the Optima Energy Loan Agreement being, collectively, the "Existing Credit Agreements");

                  WHEREAS, American Explorer has changed its name to PetroQuest Energy One, L.L.C., and Optima Energy has merged with and into PetroQuest Energy, Inc., (a Louisiana corporation).

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Borrower, the Guarantor and the Lender hereby agree as follows, amending and restating in its entirety each of the Existing Credit Agreements:

                                   ARTICLE I

                         DEFINITIONS AND INTERPRETATION

                  I.1 Terms Defined Above. As used in this Amended and Restated Credit Agreement, each of the terms "American Explorer," "American Explorer Credit Agreement," "Borrower," "Comerica," "Existing Credit Agreements," "Guarantor," "Lender," "Optima Energy,"

"Optima Energy Loan Agreement," and "Optima Petroleum" shall have the meaning assigned to such term hereinabove.

                  I.2 Additional Defined Terms. As used in this Amended and Restated Credit Agreement, each of the following terms shall have the meaning assigned thereto in this Section, unless the context otherwise requires:

                  "Affiliate" shall mean any Person directly or indirectly controlling, or under common control with, the Borrower and includes any Subsidiary of the Borrower and any "affiliate" of the Borrower within the meaning of Reg. ss.240.12b-2 of the Securities Exchange Act of 1934, as amended, with "control," as used in this definition, meaning possession, directly or indirectly, of the power to direct or cause the direction of management, policies or action through ownership of voting securities, contract, voting trust, or membership in management or in the group appointing or electing management or otherwise through formal or informal arrangements or business relationships.

                  "Agreement" shall mean this Amended and Restated Credit Agreement, as it may be amended, supplemented, or restated from time to time.

                  "Available Commitment" shall mean, at any time, an amount equal to the remainder, if any, of (a) the Borrowing Base in effect at such time minus (b) the sum of the Loan Balance at such time plus the L/C Exposure at such time.

                  "Borrowing Base" shall mean, at any time, the amount determined by the Lender in accordance with Section 2.8 and then in effect.

                  "Borrowing Request" shall mean each written request, in substantially the form attached hereto as Exhibit II, by the Borrower to the Lender for a borrowing pursuant to Section 2.1, each of which shall:

                           (a) be signed by a Responsible Officer of the
                  Borrower;

                           (b) specify the amount of the Loan requested and the
                  date of the borrowing (which shall be a Business Day); and

                           (c) be delivered to the Lender no later than 11:00
                  a.m., Central Standard or Daylight Savings Time, as the case may be, on the Business Day of the requested borrowing.

                  "Business Day" shall mean a day other than a Saturday, Sunday, legal holiday for commercial banks under the laws of the State of Texas, or any other day when banking is suspended in the State of Texas.

                  "Cash Flow" shall mean for any fiscal quarter, Net Income from continuing operations of Guarantor for such quarter, on a consolidated basis with its Consolidated Subsidiaries, (a) plus (i) depreciation, depletion, and amortization, (ii) intangible drilling costs and oil and gas exploration costs, (iii) accrued plugging and abandonment expenses, and (iv) losses on the sale of assets and other non-cash expenses of the Guarantor, on a consolidated basis with its Consolidated Subsidiaries, (b) less (i) income attributable to Subsidiaries which have incurred non-recourse debt, (ii) gains on the sale of assets, (iii) cash payments made in association with plugging and abandonment liabilities (iv) any other non-cash income of the Guarantor, on a consolidated basis with its Consolidated Subsidiaries.

                  "Closing Date" shall mean the effective date of this Agreement.

                  "Collateral" shall mean the Mortgaged Properties, the issued and outstanding capital stock of the Borrower and any other Property now or at any time used or intended as security for the payment or performance of all or any portion of the Obligations.

                  "Commitment" shall mean the obligation of the Lender, subject to applicable provisions of this Agreement, to make Loans to or for the benefit of the Borrower pursuant to Section 2.1 and to issue Letters of Credit for the account of the Borrower pursuant to Section 2.2.

                  "Commitment Fee" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.11.

                  "Commitment Period" shall mean the period from and including the Closing Date to, but not including, the Commitment Termination Date.

                  "Commitment Termination Date" shall mean June 1, 2000.

                  "Commonly Controlled Entity" shall mean any Person which is under common control with the Guarantor or any of its Subsidiaries (including the Borrower) within the meaning of Section 4001 of ERISA.

                  "Compliance Certificate" shall mean each certificate, in substantially the form attached hereto as Exhibit III, executed by a Responsible Officer of the Guarantor and furnished to the Lender from time to time in accordance with Section 5.2.

                  "Consolidated Subsidiaries" shall mean, as to any Person, those Subsidiaries of such Person which are consolidated with such Person for financial accounting purposes in accordance with GAAP.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, or other obligations of any other Person (for purposes of this definition, a "primary obligation") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, regardless of whether such obligation is contingent, (a) to purchase any primary obligation or any Property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any primary obligation, or (ii) to maintain working or equity capital of any other Person in respect of any primary obligation, or otherwise to maintain the net worth or solvency of any other Person, (c) to purchase Property, securities or services primarily for the purpose of assuring the owner of any primary obligation of the ability of the Person primarily liable for such primary obligation to make payment thereof, or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof, with the amount of any Contingent Obligation being deemed to be equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

                  "Debt Service" shall mean, for any fiscal quarter, an amount equal to (i) actual principal amounts paid during the relevant fiscal quarter on Indebtedness of the Guarantor, on a consolidated basis with its Consolidated Subsidiaries, other than the Obligations and any Indebtedness of Subsidiaries of the Guarantor which is fully non-recourse to the Guarantor and the Borrower and is secured, if at all, only by Property purchased with proceeds of the borrowing giving rise to such Indebtedness, plus (ii) required principal payments made on the Obligations during such fiscal quarter.

                  "Default" shall mean any event or occurrence which with the lapse of time or the giving of notice or both would become an Event of Default.

                  "Default Rate" shall mean a per annum interest rate equal to the Index Rate plus five percent (5%), but in no event exceeding the Highest Lawful Rate.

                  "Dollars" and "$" shall mean dollars in lawful currency of the United States of America.

                  "Engineering Fee" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.12.

                  "Environmental Complaint" shall mean any written or oral complaint, order, directive, claim, citation, notice of environmental report or investigation, or other notice by any Governmental Authority or any other Person with respect to (a) air emissions, (b) spills, releases, or discharges to soils, any improvements located thereon, surface water, groundwater, or the sewer, septic, waste treatment, storage, or disposal systems servicing any Property of the Guarantor or the Borrower or any Property of another Person adjacent to any Property of the Guarantor or the Borrower, (c) solid or liquid waste disposal, (d) the use, generation, storage, transportation, or disposal of any Hazardous Substance, or
         (e) other environmental, health, or safety matters affecting any Property of the Guarantor or the Borrower or any Property of another Person adjacent to any Property of the Guarantor or the Borrower or the business conducted thereon.

                  "Environmental Laws" shall mean (a) the following federal laws as they may be cited, referenced, and amended from time to time: the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Endangered Species Act, the Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the Superfund Amendments and Reauthorization Act, and the Toxic Substances Control Act; (b) any and all equivalent environmental statutes of any state in which Property of the Guarantor or the Borrower is situated, as they may be cited, referenced and amended from time to time; (c) any rules or regulations promulgated under or adopted pursuant to the above federal and state laws; and (d) any other equivalent federal, state, or local statute or any requirement, rule, regulation, code, ordinance, or order adopted pursuant thereto, including, without limitation, those relating to the generation, transportation, treatment, storage, recycling, disposal, handling, or release of Hazardous Substances.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations thereunder and interpretations thereof.

                  "Event of Default" shall mean any of the events specified in
         Section 7.1.

                  "Existing Notes" shall mean, collectively, the promissory notes issued by American Explorer or Optima Energy, as the case may be, and outstanding under the American Explorer Credit Agreement or the Optima Energy Loan Agreement, as the case may be.

                  "Facility Fee" shall mean the fee payable to the Lender by the Borrower pursuant to Section 2.13.

                  "Final Maturity" shall mean June 1, 2000.

                  "Financial Statements" shall mean statements of the financial condition of the Guarantor or the Borrower as at the point in time and for the period indicated and consisting of at least a balance sheet and related statements of operations, shareholders equity, and cash flows and, when required by applicable provisions of this Agreement to be audited, accompanied by the unqualified certification of a nationally-recognized firm of independent certified public accountants or other independent certified public accountants acceptable to the Lender and footnotes to any of the foregoing, all of which shall be prepared in accordance with GAAP, consistently applied and in comparative form with respect to the corresponding period of the preceding fiscal period.

                  "Floating Rate" shall mean an interest rate per annum equal to the Index Rate from time to time in effect plus one-half of one percent (1/2%), but in no event exceeding the Highest Lawful Rate.

                  "GAAP" shall mean generally accepted accounting principles established by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants and in effect in the United States from time to time.

                  "Governmental Authority" shall mean any nation, country, commonwealth, territory, government, state, county, parish, municipality, or other political subdivision and any entity having jurisdiction and exercising proper and legally authorized executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

                  "Guaranty" shall mean an unconditional guarantee by the Guarantor of payment of the Obligations in form and substance acceptable to the Lender.

                  "Hazardous Substances" shall mean flammables, explosives, radioactive materials, hazardous wastes, asbestos, or any material containing asbestos, polychlorinated biphenyls (PCBs), toxic substances or related materials, petroleum, petroleum products, associated oil or natural gas exploration, production, and development wastes, or any substances defined as "hazardous substances," "hazardous materials," "hazardous wastes," or "toxic substances" under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Superfund Amendments and Reauthorization Act, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, the Toxic Substances Control Act, as amended, or any other law or regulation now or hereafter enacted or promulgated by any Governmental Authority.

                  "Highest Lawful Rate" shall mean the maximum non-usurious interest rate, if any (or, if the context so requires, an amount calculated at such rate), that at any time or from time to time may be contracted for, taken, reserved, charged, or received under applicable laws of the State of Texas or the United States of America, whichever authorizes the greater rate, as such laws are presently in effect or, to the extent allowed by applicable law, as such laws may hereafter be in effect and which allow a higher maximum non-usurious interest rate than such laws now allow.

                  "Indebtedness" shall mean, as to any Person, without duplication, (a) all liabilities (excluding reserves for deferred income taxes, deferred compensation liabilities, and other deferred liabilities and credits) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet, (b) all obligations of such Person evidenced by bonds, debentures, promissory notes, or similar evidences of indebtedness, (c) all other indebtedness of such Person for borrowed money, and (d) all obligations of others, to the extent any such obligation is secured by a Lien on the assets of such Person (whether or not such Person has assumed or become liable for the obligation secured by such Lien).

                  "Index Rate" shall mean the prime rate established in The Wall Street Journal's "Money Rates" or similar table. If multiple prime rates are quoted in the table, then the highest prime rate will be the Index Rate. In the event that the prime rate is no longer published by The Wall Street Journal in the "Money Rates" or similar table, then Lender may select an alternative published index based upon comparable information as a substitute Index Rate. Upon the selection of a substitute Index Rate, the applicable interest rate shall thereafter vary in relation to the substitute index. Such substitute index shall be the same index that is generally used as a substitute by Lender on all Index Rate loans.

                  "Insolvency Proceeding" shall mean application (whether voluntary or instituted by another Person) for or the consent to the appointment of a receiver, trustee, conservator, custodian, or liquidator of any Person or of all or a substantial part of the Property of such Person, or the filing of a petition (whether voluntary or instituted by another Person) commencing a case under Title 11 of the United States Code, seeking liquidation, reorganization, or rearrangement or taking advantage of any bankruptcy, insolvency, debtor's relief, or other similar law of the United States, the State of Texas, or any other jurisdiction.

                  "Intellectual Property" shall mean patents, patent applications, trademarks, tradenames, and copyrights, together with all proprietary technology, know-how, and other proprietary processes.

                  "Investment" in any Person shall mean any stock, bond, note, or other evidence of Indebtedness, or any other security (other than current trade and customer accounts) of, investment or partnership interest in or loan to, such Person.

                  "L/C Exposure" shall mean, at any time, the aggregate maximum amount available to be drawn under outstanding Letters of Credit at such time.

                  "Letter of Credit" shall mean any standby letter of credit issued by the Lender for the account of the Borrower pursuant to
         Section 2.2.

                  "Letter of Credit Application" shall mean the standard letter of credit application employed by the Lender from time to time in connection with letters of credit.

                  "Letter of Credit Fee" shall mean each fee payable to the Lender by the Borrower pursuant to Section 2.14 upon or in connection with the issuance of a Letter of Credit.

                  "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of such Property, whether such interest is based on common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, ship mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt, or a lease, consignment, or bailment for security purposes (other than true leases or true consignments), liens of mechanics, materialmen, and artisans, maritime liens and reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Property which secure an obligation owed to, or a claim by, a Person other than the owner of such Property (for the purpose of this Agreement, the Guarantor or the Borrower, as the case may be, shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes), and the filing or recording of any financing statement or other security instrument in any public office.

                 "Limitation Period" shall mean any period while any amount remains owing on the Note and interest on such amount, calculated at the applicable interest rate, plus any fees or other sums payable under any Loan Document and deemed to be interest under applicable law, would exceed the amount of interest which would accrue at the Highest Lawful Rate.

                  "Loan" shall mean any loan made by the Lender to or for the benefit of the Borrower pursuant to this Agreement.

                  "Loan Balance" shall mean, at any time, the outstanding principal balance of the Note at such time and any payment made by the Lender under a Letter of Credit.

                  "Loan Documents" shall mean this Agreement, the Note, the Letter of Credit Applications, the Letters of Credit, the Security Instruments, the Guaranty, and all other documents and instruments now or hereafter delivered pursuant to the terms of or in connection with this Agreement, the Note, the Letter of Credit Applications, the Letters of Credit, the Security Instruments or the Guaranty, and all renewals and extensions of, amendments and supplements to, and restatements of, any or all of the foregoing from time to time in effect.

                  "Material Adverse Effect" shall mean (a) any adverse effect on the business, operations, properties, condition (financial or otherwise), or prospects of the Guarantor or the Borrower, which increases the risk that any of the Obligations will not be repaid as and when due, or (b) any adverse effect upon the Collateral.

                  "Mortgaged Properties" shall mean all Oil and Gas Properties of the Borrower subject to a perfected first-priority Lien in favor of the Lender, subject only to Permitted Liens, as security for the Obligations.

                  "Net Income" shall mean, as to any Person and for any period, the net income of such Person for such period, determined in accordance with GAAP.

                  "Note" shall mean the promissory note of the Borrower in the form attached hereto as Exhibit I, together with all renewals, extensions for any period, increases, and rearrangements thereof.

                  "Obligations" shall mean, without duplication, (a) all Indebtedness evidenced by the Note, (b) the Reimbursement Obligations,
         (c) the undrawn, unexpired amount of all outstanding Letters of Credit, (d) the obligation of the Borrower for the payment of Commitment Fees, Letter of Credit Fees, Facility Fees and Engineering Fees, and (e) all other obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred, under, arising out of or in connection with any Loan Document, and to the extent that any of the foregoing includes or refers to the payment of amounts deemed or constituting interest, only so much thereof as shall have accrued, been earned and which remains unpaid at each relevant time of determination.

                  "Oil and Gas Properties" shall mean fee, leasehold, or other interests in or under mineral estates or oil, gas, and other liquid or gaseous hydrocarbon leases with respect to Properties situated in the United States or offshore from any State of the United States, including, without limitation, overriding royalty and royalty interests, leasehold estate interests, net profits interests, production payment interests, and mineral fee interests, together with contracts executed in connection therewith and all tenements, hereditaments, appurtenances and Properties appertaining, belonging, affixed, or incidental thereto.

                  "Permitted Indebtedness" shall mean the plugging and abandonment liability of the Borrower associated with wells in Lafourche Parish, Louisiana, and Indebtedness of any Subsidiary of the Guarantor which is fully non-recourse to the Guarantor and the Borrower and is secured, if at all, only by Property purchased by such Subsidiary with proceeds of the borrowing giving rise to such Indebtedness.

                  "Permitted Liens" shall mean (a) Liens for taxes, assessments, or other governmental charges or levies not yet due or which (if foreclosure, distraint, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor, (b) Liens in connection with workers' compensation, unemployment insurance or other social security (other than Liens created by Section 4068 of ERISA), old-age pension, or public liability obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (c) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (d) Liens in favor of operators and non-operators under joint operating agreements or similar contractual arrangements arising in the ordinary course of the business of the Guarantor or the Borrower to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor, (e) Liens under production sales agreements, division orders, operating agreements, and other agreements customary in the oil and gas business for processing, producing, and selling hydrocarbons securing obligations not constituting Indebtedness and provided that such Liens do not secure obligations to deliver hydrocarbons at some future date without receiving full payment therefor within 90 days of delivery, (f) easements, rights of way, restrictions, and other similar encumbrances, and minor defects in the chain of title which are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of the Guarantor or the Borrower or materially detract from the value or use of the Property to which they apply, (g) Liens granted by any Subsidiary of the Guarantor against Property of such Subsidiary to secure Indebtedness of such Subsidiary incurred to acquire the relevant assets, so long as such Indebtedness is fully non-recourse to the Guarantor and the Borrower.

                  "Person" shall mean an individual, corporation, limited liability company, partnership, trust, unincorporated organization, government, any agency or political subdivision of any government, or any other form of entity.

                  "Plan" shall mean, at any time, any employee benefit plan which is covered by ERISA and in respect of which the Guarantor, the Borrower, or any Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Principal Office" shall mean the principal office of the Lender in Houston, Texas, presently located at 24 Greenway Plaza, 14th Floor, Houston, Texas 77046.

                  "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

                  "Regulatory Change" shall mean the passage, adoption, institution, or amendment of any federal, state, local, or foreign Requirement of Law, or any interpretation, directive, or request (whether or not having the force of law) of any Governmental Authority or monetary authority charged with the enforcement, interpretation, or administration thereof, occurring after the Closing Date and applying to a class of banks including the Lender.

                  "Reimbursement Obligation" shall mean the obligation of the Borrower to provide to the Lender or reimburse the Lender for any amounts payable, paid, or incurred by the Lender with respect to Letters of Credit.

                  "Release of Hazardous Substances" shall mean any emission, spill, release, disposal, or discharge, except in accordance with a valid permit, license, certificate, or approval of the relevant Governmental Authority, of any Hazardous Substance into or upon (a) the air, (b) soils or any improvements located thereon, (c) surface water or groundwater, or (d) the sewer or septic system, or the waste treatment, storage, or disposal system servicing any Property of the Guarantor or the Borrower or any Property of another Person adjacent to any Property of the Guarantor or the Borrower.

                  "Requirement of Law" shall mean, as to any Person, the certificate or articles of incorporation and by-laws, certificate or articles of organization and regulations or other organizational or governing documents of such Person, and any applicable law, treaty, ordinance, order, judgment, rule, decree, regulation, or determination of an arbitrator, court, or other Governmental Authority, including, without limitation, rules, regulations, orders, and requirements for permits, licenses, registrations, approvals, or authorizations, in each case as such now exist or may be hereafter amended and are applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Reserve Report" shall mean each report delivered to the Lender pursuant to Section 5.4.

                  "Responsible Officer" shall mean, as to any Person, its President, Chief Executive Officer or Chief Financial Officer.

                  "Security Instruments" shall mean the security instruments executed and delivered in satisfaction of the condition set forth in
         Section 3.1(h), and all other documents and instruments at any time executed as security for all or any portion of the Obligations, as such instruments may be amended, restated, or supplemented from time to time.

                  "Subsidiary" shall mean, as to any Person, a corporation, limited liability company or partnership of which shares of stock or other evidence of ownership having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "Superfund Site" shall mean those sites listed on the Environmental Protection Agency National Priority List and eligible for remedial action or any comparable state registries or list in any state of the United States.

                  "Tangible Net Worth" shall mean (a) total assets, as would be reflected on a balance sheet of the Guarantor prepared on a consolidated basis with its Consolidated Subsidiaries and in accordance with GAAP, exclusive of (i) loans or advances from shareholders and/or other related Persons, which Persons are not consolidated with the Guarantor and its Consolidated Subsidiaries for financial accounting purposes, (ii) the book value of any Investment in or loans or advances to a Subsidiary of the Guarantor formed for the purpose of acquiring Oil and Gas Properties in part with financing which is non-recourse to the Guarantor and the Borrower and is secured, if at all, solely by Liens existing against the Oil and Gas Property so acquired, (iii) Intellectual Property, experimental or organization expenses, franchises, licenses, permits, and other intangible assets, (iv) treasury stock, (v) unamortized underwriters' debt discount and expenses, and (vi) goodwill minus (b) total liabilities, as would be reflected on a balance sheet of the Guarantor prepared on a consolidated basis with its Consolidated Subsidiaries and in accordance with GAAP.

                  "Transferee" shall mean any Person to which the Lender has sold, assigned, transferred, or granted a participation in any of the Obligations, as authorized pursuant to Section 8.1, and any Person acquiring, by purchase, assignment, transfer, or participation, from any such purchaser, assignee, transferee, or participant, any part of such Obligations.

                  "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the State of Texas.

                  I.3 Undefined Financial Accounting Terms. Undefined financial accounting terms used in this Agreement shall be defined according to GAAP, at the time in effect.

                  I.4 References. References in this Agreement to Exhibit, Article, or Section numbers shall be to Exhibits, Articles, or Sections of this Agreement, unless expressly stated to the contrary. References in this Agreement to "hereby," "herein," "hereinafter," "hereinabove," "hereinbelow," "hereof," "hereunder" and words of similar import shall be to this Agreement in its entirety and not only to the particular Exhibit, Article, or Section in which such reference appears.

                  I.5 Articles and Sections. This Agreement, for convenience only, has been divided into Articles and Sections; and it is understood that the rights and other legal relations of the parties hereto shall be determined from this instrument as an entirety and without regard to the aforesaid division into Articles and Sections and without regard to headings prefixed to such Articles or Sections.

                  I.6 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated. Words denoting gender shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative.


                  I.7 Incorporation of Exhibits. The Exhibits attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for all purposes.


                                   ARTICLE II

                               TERMS OF FACILITY

                  II.1 Revolving Line of Credit. (a) Upon the terms and conditions (including, without limitation, the right of the Lender to decline to make any Loan so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, the Lender agrees, during the Commitment Period, to make Loans, in immediately available funds at the Principal Office, to or for the benefit of the Borrower, from time to time on any Business Day designated by the Borrower following receipt by the Lender of a Borrowing Request; provided, however, no Loan shall exceed the then existing Available Commitment.

                  (b) Subject to the terms of this Agreement, during the Commitment Period, the Borrower may borrow, repay, and reborrow such funds. Except for prepayments made pursuant to Section 2.9, each borrowing and prepayment of principal of Loans shall be in an amount at least equal to $100,000. Each borrowing or prepayment shall be deemed a separate borrowing or prepayment for purposes of the foregoing.

                  (c) The Loans shall be made and maintained at the Principal Office and shall be evidenced by the Note.

                  II.2 Letter of Credit Facility. (a) Upon the terms and conditions (including, without limitation, the right of the Lender to decline to issue any Letter of Credit so long as any Default or Event of Default exists) and relying on the representations and warranties contained in this Agreement, the Lender agrees, during the Commitment Period, to issue Letters of Credit following the receipt not less than three Business Days prior to the requested date for issuance of the relevant Letter of Credit, of a Letter of Credit Application executed by the Borrower; provided, however, (a) no Letter of Credit shall have an expiration date which is more than 360 days after the issuance thereof or subsequent to the Commitment Termination Date, and (b) the Lender shall not be obligated to issue any Letter of Credit if (i) the face amount thereof would exceed the Available Commitment, or (ii) after giving effect to the issuance thereof, (A) the L/C Exposure, when added to the Loan Balance then outstanding, would exceed the Borrowing Base then in effect, or
(B) the L/C Exposure would exceed $1,000,000.

                  (b) Should the Lender be called upon by the beneficiary of any Letter of Credit to honor all or any portion of the commitment thereunder, whether upon the presentation of drafts or otherwise, such payment by the Lender on account of such Letter of Credit shall be treated, for all purposes, as a Loan and an advance against the Note.

                  II.3 Use of Loan Proceeds and Letters of Credit. (a) The initial Loan hereunder shall be in the amount necessary to purchase from Comerica the Existing Notes and to thereupon renew, but not as a novation or discharge of the Indebtedness of the Borrower evidenced by, the Existing Notes. The Borrower shall use proceeds of additional Loans for hydrocarbon reserve acquisitions, development drilling and other general company purposes.

                  (b) Letters of Credit shall be used for general corporate purposes of the Borrower; provided, however, no Letter of Credit may be used in lieu or in support of stay or appeal bonds.

                  II.4 Interest. Subject to the terms of this Agreement (including, without limitation, Section 2.17), interest on the Loans shall accrue and be payable at a rate per annum equal to the Floating Rate. Interest on all Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable. Interest provided for herein shall be calculated on unpaid sums actually advanced and outstanding pursuant to the terms of this Agreement and only for the period from the date or dates of such advances until repayment. Notwithstanding the foregoing, interest on past-due principal and, to the extent permitted by applicable law, past-due interest, shall accrue at the Default Rate, computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) during the period for which payable, and shall be payable upon demand by the Lender at any time as to all or any portion of such interest.

                  II.5 Repayment of Loans and Interest. Accrued and unpaid interest on the aggregate outstanding Loan Balance shall be due and payable monthly commencing on the first day of October, 1998, and continuing on the first day of each calendar month thereafter while any amount of the Loan Balance remains outstanding, the payment in each instance to be the amount of interest which has accrued and remains unpaid in respect of the Loan Balance. The Loan Balance, together with all accrued and unpaid interest thereon, shall be due and payable on the Commitment Termination Date.

                  II.6 Outstanding Amounts. The outstanding principal balance of the Note reflected by the notations by the Lender on its records shall be deemed rebuttably presumptive evidence of the principal amount owing on the Note. The liability for payment of principal and interest evidenced by the Note shall be limited to principal amounts actually advanced and outstanding pursuant to this Agreement and interest on such amounts calculated in accordance with this Agreement.

                  II.7 Time, Place, and Method of Payments. All payments required pursuant to this Agreement or the Note shall be made in lawful money of the United States of America and in immediately available funds, shall be deemed received by the Lender on the next Business Day following receipt if such receipt is after 2:00 p.m., Central Standard or Daylight Savings Time, as the case may be, on any Business Day, and shall be made at the Principal Office. Except as provided to the contrary herein, if the due date of any payment hereunder or under the Note would otherwise fall on a day which is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

                  II.8 Borrowing Base Determinations. (a) The Borrowing Base as of the Closing Date is acknowledged by the Borrower and the Lender to be $4,300,000. Commencing on October 1, 1998, and continuing thereafter on the first day of each calendar month through the Commitment Termination Date, the amount of the Borrowing Base shall be reduced by $200,000.

                  (b) The Borrowing Base and the amount by which the Borrowing Base shall be reduced each calendar month shall be redetermined no less frequently than semi-annually beginning February 1, 1999, on the basis of information supplied by the Borrower in compliance with the provisions of this Agreement, including, without limitation, Reserve Reports, and all other information available to the Lender. Notwithstanding the foregoing, the Lender may at its discretion redetermine the Borrowing Base and the amount by which the Borrowing Base shall be reduced each calendar month as set forth in Section 2.8 (a) at any time and from time to time. In addition, the Lender shall, in the normal course of business following a request of the Borrower, redetermine the Borrowing Base and the amount by which the Borrowing Base is to be reduced each calendar month, provided, however, that Lender shall not be obligated to respond to more than four requests during any calendar year, and in no event shall the Lender be required to comply with such request to redetermine the Borrowing Base and the amount by which the Borrowing Base is to be reduced each calendar month, more than once in any three-month period, including, without limitation, each scheduled semi-annual redetermination provided for above.

                  (c) Upon each determination of the Borrowing Base by the Lender, the Lender shall notify the Borrower orally (confirming such notice promptly in writing) of such determination, and the Borrowing Base and the amount by which the Borrowing Base shall be reduced so communicated to the Borrower shall become effective upon written notification and shall remain in effect until the next subsequent determination of the Borrowing Base and the amount by which the Borrowing Base shall be reduced.

                  (d) The Borrowing Base shall represent the determination by the Lender, in accordance with the applicable definitions and provisions herein contained and its customary lending practices for loans of this nature, of the value, for loan purposes, of the Mortgaged Properties, subject, in the case of any increase in the Borrowing Base, to the credit approval process of the Lender. Furthermore, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is acknowledged by the Borrower to be essential for the adequate protection of the Lender.

                  II.9 Mandatory Prepayments. If at any time the sum of the Loan Balance and the L/C Exposure exceeds the Borrowing Base then in effect, the Borrower shall, within 30 days of notice from the Lender of such occurrence, (a) prepay, or make arrangements acceptable to the Lender for the prepayment of, the amount of such excess for application on the Loan Balance,
(b) provide additional collateral, of character and value satisfactory to the Lender in its sole discretion, to secure the Obligations by the execution and delivery to the Lender of security instruments in form and substance satisfactory to the Lender, or (c) effect any combination of the alternatives described in clauses (a) and (b) of this Section and acceptable to the Lender in its sole discretion.

                  II.10 Voluntary Prepayments of Loans. Subject to applicable provisions of this Agreement, the Borrower shall have the right at any time or from time to time to prepay Loans without prepayment penalty provided, however,
(a) the Borrower shall pay all accrued and unpaid interest on the amounts prepaid, and (b) no such prepayment shall serve to postpone the repayment when due of any Obligation.

                  II.11 Commitment Fee. In addition to interest on the Note as provided herein and the Engineering Fees and Facility Fees payable hereunder and to compensate the Lender for maintaining funds available, the Borrower shall pay to the Lender, in immediately available funds, on the first day of October, 1998, and on the first day of each third calendar month thereafter during the Commitment Period, and on the Commitment Termination Date, a fee in the amount of one-half percent (1/2%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the average daily amount of the Available Commitment during the preceding quarterly period. The Commitment Fee due on October 1, 1998, shall be calculated for the period beginning on the Closing Date through September 30, 1998, and the Commitment Fee due on the Commitment Termination Date shall be calculated from the due date of the immediately preceding Commitment Fee payment through the Commitment Termination Date.

                  II.12 Engineering Fee. In addition to interest on the Note as provided herein and the Commitment Fees and Facility Fees payable hereunder and to compensate the Lender for the costs of evaluating the Mortgaged Properties and reviewing the Reserve Reports, the Borrower shall pay to the Lender, in immediately available funds, on the date of each semi-annual redetermination of the Borrowing Base and any redetermination of the Borrowing Base at the request of the Borrower, an engineering fee in the amount of $3,500.

                  II.13 Facility Fee. In addition to interest on the Note as provided herein and Commitment Fees and Engineering Fees payable hereunder and to compensate the Lender for the costs of the extension of credit hereunder, the Borrower shall pay to the Lender, upon each increase in the Borrowing Base subsequent to the Closing Date, a fee in an amount equal to one-half percent (1/2%) of the amount of the relevant increase in the Borrowing Base.

                  II.14 Letter of Credit Fee. In addition to interest on the Note as provided herein and Commitment Fees, Engineering Fees and Facility Fees payable hereunder, the Borrower agrees to pay to the Lender, on the date of issuance of each Letter of Credit, a fee equal to one and one-half percent (1-1/2%) per annum, calculated on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day), on the face amount of such Letter of Credit for the period for which such Letter of Credit is issued, provided however, the fee with respect to any Letter of Credit shall never be less than $500; further provided, however, in the event any such Letter of Credit is canceled prior to its original expiry date or a payment is made by the Lender with respect to such Letter of Credit, the Lender shall, within 30 days after such cancellation or the making of such payment, rebate to the Borrower the unearned portion of any Letter of Credit Fee. The Borrower also agrees to pay to the Lender on demand its customary letter of credit transactional fees, including, without limitation, amendment fees, payable with respect to each Letter of Credit.

                  II.15 Loans to Satisfy Obligations of Borrower. The Lender may, but shall not be obligated to, make Loans for the benefit of the Borrower and apply proceeds thereof to the satisfaction of any condition, warranty, representation, or covenant of the Borrower contained in this Agreement or any other Loan Document to which the Borrower is a party. Any such Loan shall be evidenced by the Note.

                  II.16 Security Interest in Accounts; Right of Offset. As security for the payment and performance of the Obligations, the Borrower hereby transfers, assigns, and pledges to the Lender and grants to the Lender a security interest in all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, with such interest of the Lender to be retransferred, reassigned, and/or released by the Lender, as the case may be, at the expense of the Borrower upon payment in full and complete performance by the Borrower of all Obligations. All remedies as secured party or assignee of such funds shall be exercisable by the Lender upon the occurrence of any Event of Default, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof. Furthermore, the Borrower hereby grants to the Lender the right, exercisable at such time as any Obligation shall mature, whether by acceleration of maturity or otherwise, of offset or banker's lien against all funds of the Borrower now or hereafter or from time to time on deposit with the Lender, regardless of whether the exercise of any such remedy would result in any penalty or loss of interest or profit with respect to any withdrawal of funds deposited in a time deposit account prior to the maturity thereof.

                  II.17 General Provisions Relating to Interest. (a) It is the intention of the parties hereto to comply strictly with the usury laws of the State of Texas and the United States of America. In this connection, there shall never be collected, charged, or received on the sums advanced hereunder interest in excess of that which would accrue at the Highest Lawful Rate. The Borrower agrees that, to the extent the Highest Lawful Rate is determined with reference to the laws of the State of Texas, the Highest Lawful Rate shall be the "weekly" rate as defined in Chapter 1D of Subtitle 1 of Title 79, Texas Revised Civil Statutes, provided that the Lender may, at its election, substitute for the "weekly" rate ceiling the "amount" or "quarterly" ceiling, as such terms are defined in the aforesaid statute, upon the giving of notices provided in such statute and effective upon the giving of such notices. The Lender may also rely, to the extent permitted by applicable laws of the State of Texas or the United States of America, on alternative maximum rates of interest under other laws of the State of Texas or the United States of America applicable to the Lender, if greater.

                  (b) Notwithstanding anything herein or in the Note to the contrary, during any Limitation Period, the interest rate to be charged on amounts evidenced by the Note shall be the Highest Lawful Rate, and the obligation, if any, of the Borrower for the payment of fees or other charges deemed to be interest under applicable law shall be suspended. During any period or periods of time following a Limitation Period, to the extent permitted by applicable laws of the State of Texas or the United States of America, the interest rate to be charged hereunder shall remain at the Highest Lawful Rate until such time as there has been paid to the Lender (i) the amount of interest in excess of that accruing at the Highest Lawful Rate that the Lender would have received during the Limitation Period had the interest rate remained at the otherwise applicable rate, and (ii) all interest and fees otherwise payable to the Lender but for the effect of such Limitation Period.

                  (c) If, under any circumstances, the aggregate amounts paid on the Note or under this Agreement or any other Loan Document include amounts which by law are deemed interest and which would exceed the amount permitted if the Highest Lawful Rate were in effect, the Borrower stipulates that such payment and collection will have been and will be deemed to have been, to the extent permitted by applicable laws of the State of Texas or the United States of America, the result of mathematical error on the part of the Borrower and the Lender; and the Lender shall promptly refund the amount of such excess (to the extent only of such interest payments in excess of that which would have accrued and been payable on the basis of the Highest Lawful
Rate) upon discovery of such error by the Lender or notice thereof from the Borrower. In the event that the maturity of any Obligation is accelerated, by reason of an election by the Lender or otherwise, or in the event of any required or permitted prepayment, then the consideration constituting interest under applicable laws may never exceed the Highest Lawful Rate; and excess amounts paid which by law are deemed interest, if any, shall be credited by the Lender on the principal amount of the Obligations, or if the principal amount of the Obligations shall have been paid in full, refunded to the Borrower.

                  (d) All sums paid, or agreed to be paid, to the Lender for the use, forbearance and detention of the proceeds of any advance hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full term hereof until paid in full so that the actual rate of interest is uniform but does not exceed the Highest Lawful Rate throughout the full term hereof.

                  II.18 Letters in Lieu of Transfer Orders. The Lender agrees that none of the letters in lieu of transfer or division orders provided by the Borrower pursuant to Section 3.1(h)(iii) or Section 5.7 will be sent to the addressees thereof prior to the occurrence of an Event of Default, at which time the Lender may, at its option and in addition to the exercise of any of its other rights and remedies, send any or all of such letters.

                  II.19 Limited Power of Attorney. The Borrower hereby designates the Lender as its agent and attorney-in-fact, to act in its name, place, and stead for the limited purposes of completing and, upon the occurrence of an Event of Default, delivering any and all of the letters in lieu of transfer orders delivered by the Borrower to the Lender pursuant to
Section 3.1(h)(iii) or Section 5.7, including, without limitation, completing any blanks contained in such letters and attaching exhibits thereto describing the relevant Collateral. The Borrower hereby ratifies and confirms all that the Lender shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to this power of attorney. This limited power of attorney is coupled with the interests of the Lender in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The limited powers conferred on the Lender by this appointment are solely to protect the interests of the Lender under the Loan Documents and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to the Borrower or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.

                                  ARTICLE III

                                   CONDITIONS

                  The obligations of the Lender to enter into this Agreement and to make Loans and issue Letters of Credit are subject to the satisfaction of the following conditions precedent:

                  III.1 Receipt of Loan Documents and Other Items. The Lender shall have no obligation under this Agreement unless and until all matters incident to the consummation of the transactions contemplated herein, including, without limitation, the review by the Lender or its counsel of the title of the Borrower to its Oil and Gas Properties, shall be satisfactory to the Lender, and the Lender shall have received, reviewed, and approved the following documents and other items, appropriately executed when necessary and, where applicable, acknowledged by one or more authorized officers of the Borrower or the Guarantor, as the case may be, all in form and substance satisfactory to the Lender and dated, where applicable, of even date herewith or a date prior thereto and acceptable to the Lender:

                  (a) multiple counterparts of this Agreement, as requested by the Lender;

                  (b) the Note;

                  (c) copies of the Certificate of Incorporation or Articles of Incorporation, as the case may be, and the Bylaws and all amendments to any of the foregoing of the Guarantor and the Borrower, accompanied by a certificate issued by the secretary or an assistant secretary of the relevant party, to the effect that each such copy is correct and complete;

                  (d) certificates of incumbency and specimen signatures of all officers of the Guarantor and the Borrower who are authorized to execute Loan Documents on behalf of the relevant entity, each such certificate being executed by the secretary or an assistant secretary of the relevant entity;

                  (e) copies of resolutions of the directors approving the Loan Documents to be executed by the relevant entity and authorizing the transactions contemplated herein and therein, duly adopted by the Guarantor and the Borrower, accompanied by certificates of the secretary or an assistant secretary of the relevant entity, to the effect that such copies are true and correct copies of resolutions duly adopted at a meeting or by unanimous consent of the directors of the relevant entity and that such resolutions constitute all the resolutions adopted with respect to such transactions, have not been amended, modified, or revoked in any respect, and are in full force and effect as of the date of such certificate;

                  (f) copy of the Certificate of Domestication evidencing the continuation of Optima Petroleum into the State of Delaware under Canadian law and the

         Domestication of Optima Petroleum under Delaware law certified by the Secretary of State of the State of Delaware as being a true and correct copy of such document as filed in the office of such Secretary of State;

                  (g) copies of the Articles of Merger evidencing the merger of American Optima Energy into PetroQuest Energy, Inc., a Louisiana corporation the Borrower certified in each case by the Secretary of State of the State of Louisiana as being a true and correct copy of the relevant documents filed in the office of such Secretary of State;

                  (h) the following documents establishing Liens in favor of the Lender in and to the Collateral;

                  (i) Ratification and Amendment of the existing mortgage documents in the name of American Explorer;

                  (j) Assignment of (i) all promissory notes executed by Optima Energy and Optima Petroleum in favor of Comerica Bank and (ii) all Liens against any Property of Optima Energy and Optima Petroleum in favor of Comerica Bank.

                  (k) Ratification and Amendment of Mortgage documents in the name of Optima Energy;

                  (l) The following documents establishing liens in favor of the Lender in and to the Collateral: (i) Mortgage, Pledge, Assignment of Production and Security Agreement from the Borrower covering those of its Oil and Gas Properties situated in or offshore the State of Louisiana designated by the Lender and all improvements, personal property, fixtures, contracts and accounts related to such Oil and Gas Properties and Deed of Trust, Security Agreement, Financing Statement and Assignment of Production from the Borrower covering those of its Oil and Gas Properties situated in or offshore the State of Texas designated by the Lender and all improvements, personal property, fixtures, contracts and accounts related to such Oil and Gas Properties;

                           (ii) Financing Statements from the Borrower, as
                  debtor, constituent to the instruments described in clause
                  (i) above;

                         (iii) undated letters, in form and substance
                  satisfactory to the Lender, from the Borrower to each purchaser of production and disburser of the proceeds of production from or attributable to the Mortgaged Properties, together with additional letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to the Lender;

                  (m) Security Agreement (Pledge) by the Guarantor covering the issued and outstanding capital stock of the Borrower;

                  (n) compiled pro-forma balance sheet of Optima Petroleum, prepared as of March 31, 1998, and the compiled pro-forma combined statements of operations of Optima Petroleum and American Explorer, for the three months ended March 31, 1998, and for the year ended December 31, 1997 (such pro-forma financial statements included in the Proxy Statement/Information Circular/Prospectus filed with the SEC by Optima Petroleum on or about July 20, 1998).

                  (o) certificates dated as of a recent date from the Secretary of State or other appropriate Governmental Authority evidencing the existence or qualification and good standing of each of the Guarantor and the Borrower in its jurisdiction of incorporation and, as to the Borrower, in the State of Texas;

                  (p) results of searches of the UCC Records of the Secretary of State of the State of Louisiana and the Secretary of State of the State of Texas from a source acceptable to the Lender and reflecting no Liens, other than Permitted Liens, against any of the Collateral as to which perfection of a Lien is accomplished by the filing of a financing statement;

                  (q) copies of all operating, lease, sublease, royalty, sales, exchange, processing, farmout, bidding, pooling, unitization, communitization, and other agreements relating to the Mortgaged Properties as reasonably requested by the Lender;

                  (r) the opinion of Onebane, Bernard, Torian, Diaz, McNamara & Abel, counsel to the Guarantor and the Borrower, in substantially the form attached hereto as Exhibit IV, with such changes to such form as may be approved by the Lender;

                  (s) engineering reports covering the Oil and Gas Properties of the Borrower;

                  (t) certificates evidencing the insurance coverage required pursuant to Section 5.18; and

                  (u) such other agreements, documents, instruments, opinions, certificates, waivers, consents, and evidence as the Lender may reasonably request.

                  III.2 Each Loan and Letter of Credit. In addition to the conditions precedent stated elsewhere herein, the Lender shall not be obligated to make any Loan or issue any Letter of Credit unless:

                  (a) the Borrower shall have delivered to the Lender (i) a Borrowing Request at least the requisite time prior to the requested date for the relevant Loan or (ii) a Letter of Credit Application at least three Business Days prior to the requested issuance date for the relevant Letter of Credit, as the case may be, and each statement or certification made in such Borrowing Request or Letter of Credit Application, as the case may be, shall be true and correct in all material respects on the requested date for such Loan or the issuance date of such Letter of Credit;

                  (b) no Event of Default or Default shall exist or will occur as a result of the making of the requested Loan or the issuance of the requested Letter of Credit;

                  (c) if requested by the Lender, Borrower shall have delivered evidence satisfactory to the Lender substantiating any of the matters contained in this Agreement which are necessary to enable the Borrower to qualify for such Loan or the issuance of such Letter of Credit;

                  (d) the Lender shall have received, reviewed, and approved such additional documents and items as described in Section 3.1 as may be requested by the Lender with respect to such Loan or Letter of Credit;

                  (e) no event shall have occurred which, in the reasonable opinion of the Lender, could have a Material Adverse Effect;

                  (f) each of the representations and warranties contained in this Agreement shall be true and correct and shall be deemed to be repeated by the Guarantor and the Borrower as if made on the requested date for such Loan or the issuance date of such Letter of Credit;

                  (g) all of the Security Instruments shall be in full force and effect and provide to the Lender the security intended thereby;

                  (h) neither the consummation of the transactions contemplated hereby nor the making of such Loan nor the issuance of such Letter of Credit shall contravene, violate, or conflict with any Requirement of Law;

                  (i) the Guarantor or the Borrower, as the case may be, shall hold full legal title to the Collateral provided by it and be the sole beneficial owner thereof;

                  (j) the Lender shall have received the payment of all Commitment Fees, Engineering Fees, Facility Fees, Letter of Credit Fees and other fees payable to the Lender hereunder and the Lender shall have received reimbursement from the Borrower, or special legal counsel for the Lender shall have received payment from the Borrower, for (i) all reasonable fees and expenses of counsel to the Lender for which the Borrower is responsible pursuant to applicable provisions of this Agreement and for which invoices have been presented as of or prior to the date of the relevant Loan or Letter of Credit Application, and (ii) estimated fees charged by filing officers and other public officials incurred or to be incurred in connection with the filing and recordation of any Security Instruments, for which invoices have been presented as of or prior to the date of the requested Loan or Letter of Credit Application; and

                  (k) all matters incident to the consummation of the transactions hereby contemplated shall be reasonably satisfactory to the Lender.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lender to enter into this Agreement and to make the Loans and issue Letters of Credit, the Guarantor and the Borrower represent and warrant to the Lender (which representations and warranties shall survive the delivery of the Note) that:

                  IV.1 Due Authorization. The execution and delivery by the Borrower of this Agreement and the borrowings hereunder, the execution and delivery by the Borrower of the Note, the payment by the Borrower of the Note and interest and fees provided for in the Note and this Agreement, the execution and delivery of the Security Instruments by the Borrower or the Guarantor, as the case may be, and the performance of all obligations of the Borrower or the Guarantor, as the case may be, under the Loan Documents are within the power of the Borrower or the Guarantor, as the case may be, have been duly authorized by all necessary corporate company action by the Borrower or the Guarantor, as the case may be, and do not and will not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) contravene or conflict with any indenture, instrument, or other agreement to which the Borrower or the Guarantor, as the case may be, is a party or by which any Property of the Borrower or the Guarantor, as the case may be, may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien in, upon or of any Property of the Borrower or the Guarantor, as the case may be, under any such indenture, instrument, or other agreement, other than the Loan Documents.

                  IV.2 Existence. Each of the Guarantor and the Borrower is a corporation duly organized, legally existing, and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of Property or the operation of its business necessitates such qualification, other than those jurisdictions wherein the failure to so qualify will not have a Material Adverse Effect.

                  IV.3 Valid and Binding Obligations. All Loan Documents to which it is a party, when duly executed and delivered by it, will be the legal, valid, and binding obligations of the

Borrower or the Guarantor, as the case may be, enforceable against such entity in accordance with their respective terms.

                  IV.4 Security Instruments. The provisions of each Security Instrument are effective to create, in favor or for the benefit of the Lender, a legal, valid, and enforceable Lien in all right, title, and interest of the Borrower or the Guarantor, as the case may be, in the Collateral described therein, which Liens, assuming the accomplishment of recording and filing in accordance with applicable laws prior to the intervention of rights of other Persons, shall constitute fully perfected first-priority Liens.

                  IV.5 Title to Assets. Each of the Borrower and the Guarantor has good and marketable title to all of its Properties, free and clear of all Liens except Permitted Liens.

                  IV.6 Scope and Accuracy of Financial Statements. The unaudited pro-forma Financial Statements referred to in clause (n) of Section
3.1 present fairly the financial position and results of operations of the Guarantor, on a consolidated basis with its Consolidated Subsidiaries and in accordance with GAAP, as at the relevant point in time or for the period indicated, as applicable. No event or circumstance has occurred since July 2, 1998, which could reasonably be expected to have a Material Adverse Effect.

                  IV.7 No Material Misstatements. No information, exhibit, statement, or report furnished to the Lender by or at the direction of the Guarantor or the Borrower in connection with this Agreement contains any material misstatement of fact or omits to state a material fact or any fact necessary to make the statements contained therein not misleading as of the date made or deemed made.

                  IV.8 Liabilities, Litigation, and Restrictions. Other than as listed under the heading "Liabilities" on Exhibit V attached hereto, neither the Guarantor nor the Borrower has any liabilities, direct, or contingent, which may materially and adversely affect its business or operations or its ownership of any Collateral. Except as set forth under the heading "Litigation" on Exhibit V hereto, no litigation or other action of any nature affecting the Guarantor or the Borrower is pending before any Governmental Authority or, to the best knowledge of the Guarantor or the Borrower, as the case may be, threatened against or affecting the Guarantor or the Borrower. No unusual or unduly burdensome restriction, restraint or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Guarantor or the Borrower or the ownership and operation of the Collateral other than such as relate generally to Persons engaged in business activities similar to those conducted by the Guarantor or the Borrower.

                  IV.9 Authorizations; Consents. Except as expressly contemplated by this Agreement, no authorization, consent, approval, exemption, franchise, permit, or license of, or filing with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Guarantor or the Borrower of those of the Loan Documents or any instrument contemplated hereby to which it is a party, the payment by the Borrower of the Note and interest and fees provided in the Note and this Agreement, or the performance by the Borrower of the other Obligations.

                  IV.10 Compliance with Laws. Each of the Guarantor and the Borrower and its Property, including, without limitation, the Mortgaged Property, are in compliance with all applicable Requirements of Law, including, without limitation, Environmental Laws, the Natural Gas Policy Act of 1978, as amended, and ERISA, except to the extent non-compliance with any such Requirements of Law could not reasonably be expected to have a Material Adverse Effect.

                  IV.11 ERISA. Neither the Guarantor nor the Borrower maintains or has maintained any Plan or currently contributes to or has any obligation to contribute to or otherwise has any liability with respect to any Plan.

                  IV.12 Environmental Laws. To the best knowledge and belief of the Guarantor and the Borrower, except as would not have a Material Adverse Effect, or as described on Exhibit V under the heading "Environmental Matters:"

                  (a) no Property of either the Guarantor or the Borrower is currently on or has ever been on, or is adjacent to any Property which is on or has ever been on, any federal or state list of Superfund Sites;

                  (b) no Hazardous Substances have been generated, transported, and/or disposed of by the Guarantor or the Borrower at a site which was, at the time of such generation, transportation, and/or disposal, or has since become, a Superfund Site;

                  (c) except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, no Release of Hazardous Substances by the Guarantor or the Borrower or from, affecting, or related to any Property of the Guarantor or the Borrower or adjacent to any Property of the Guarantor or the Borrower has occurred; and

                  (d) no Environmental Complaint has been received by the Guarantor or the Borrower.

                  IV.13 Compliance with Federal Reserve Regulations. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

                  IV.14 Investment Company Act Compliance. Neither the Guarantor nor the Borrower is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  IV.15 Public Utility Holding Company Act Compliance. Neither of the Guarantor nor the Borrower is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  IV.16 Proper Filing of Tax Returns; Payment of Taxes Due. Each of the Guarantor and the Borrower has duly and properly filed all United States income tax return and all other tax returns which are required to be filed by it and has paid all taxes due except such as are being contested in good faith and as to which adequate provisions and disclosures have been made. The respective charges and reserves on the books of each such entity with respect to taxes and other governmental charges are adequate.

                  IV.17 Refunds. No orders of, proceedings pending before, or other requirements of, the Federal Energy Regulatory Commission, the Texas Railroad Commission, or any other Governmental Authority exist which could result in the Borrower being required to refund any material portion of the proceeds received or to be received from the sale of hydrocarbons constituting part of the Mortgaged Property.

                  IV.18 Gas Contracts. Except as described on Exhibit V under the heading "Gas Contracts," the Borrower (a) is not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Mortgaged Properties at some future date without receiving full payment therefor within 90 days of delivery, and (b) has not produced gas, in any material amount, subject to, and neither the Borrower nor any of the Mortgaged Properties is subject to, balancing rights of third parties or subject to balancing duties under governmental requirements, except as to such matters for which the Borrower has established monetary reserves adequate in amount to satisfy such obligations and has segregated such reserves from other accounts.

                  IV.19 Intellectual Property. Each of the Guarantor and the Borrower owns or is licensed to use all Intellectual Property necessary to conduct all business material to its condition (financial or otherwise), business, or operations as such business is currently conducted. No claim has been asserted or is pending by any Person with respect to the use of any such Intellectual Property or challenging or questioning the validity or effectiveness of any such Intellectual Property; and neither the Guarantor nor the Borrower knows of any valid basis for any such claim. The use of such Intellectual Property by the Guarantor or the Borrower does not infringe on the rights of any Person, except for such claims and infringements as do not, in the aggregate, give rise to any material liability on the part of the Guarantor or the Borrower.

                  IV.20 Casualties or Taking of Property. Except as disclosed on Exhibit V under the heading "Casualties," since July 2, 1998, neither the business nor any Property of either the Guarantor or the Borrower has been materially adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property, or cancellation of contracts, permits, or concessions by any Governmental Authority, riot, activities of armed forces, or acts of God.

                  IV.21 Locations of Guarantor and Borrower. The principal place of business and chief executive office of each of the Guarantor and the Borrower is located at the address of such entity set forth in Section 8.3 or at such other location as such entity may have, by proper written notice hereunder, advised the Lender, provided that such other location is within a state in which appropriate financing statements from such entity in favor of the Lender have been filed.

                  IV.22 Subsidiaries. Except for the Borrower, which are Subsidiaries of the Guarantor, neither the Guarantor nor the Borrower has any Subsidiaries.

                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

                  So long as any Obligation remains outstanding or unpaid or any Commitment exists:

                  V.1 Maintenance and Access to Records. Each of the Guarantor and the Borrower shall keep adequate records, in accordance with GAAP, of all its transactions so that at any time, and from time to time, its true and complete financial condition may be readily determined, and promptly following the reasonable request of the Lender, make such records available for inspection by the Lender and, at the reasonable expense of the Borrower, allow the Lender to make and take away copies thereof; provided, however, if there is no Default or Event of Default, such reasonable expenses payable by the Borrower hereunder shall be limited to reasonable copying charges, and shall not include fees payable to outside accountants or other professional service providers.

                  V.2 Quarterly Financial Statements; Compliance Certificates. The Guarantor shall deliver to the Lender, (a) on or before the 45th day after the close of each quarterly period of each fiscal year of the Guarantor, a copy of the unaudited Financial Statements of the Guarantor, on a consolidated basis with its Consolidated Subsidiaries, as at the close of such quarterly period and from the beginning of such fiscal year to the end of such period, and the beginning of such quarterly period to the end of such period as appropriate, such Financial Statements to be certified by a Responsible Officer of the Guarantor as having been prepared in accordance with GAAP consistently applied and as a fair representation of the condition of the Guarantor and its Consolidated Subsidiaries, subject to changes resulting from normal year-end audit adjustments, and (b) on or before the 45th day after the close of each such quarterly period and 120 days from fiscal year end, a Compliance Certificate, together with a work sheet which supports such certificate.

                  V.3 Annual Financial Statements. The Guarantor shall deliver to the Lender, on or before the 120th day after the close of each fiscal year of the Guarantor, a copy of the annual audited (by an accounting firm acceptable to the Lender) Financial Statements of the Guarantor, on a consolidated basis with its Consolidated Subsidiaries.

                  V.4 Oil and Gas Reserve Reports. (a) The Borrower shall deliver to the Lender no later than April 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Lender, certified by any nationally or regionally-recognized independent consulting petroleum engineers acceptable to the Lender, as fairly and accurately setting forth (i) the proved and producing, shut-in, behind-pipe, and undeveloped oil and gas reserves (separately classified as such) attributable to the Oil and Gas Properties as of January 1 of the year for which such reserve reports are furnished, (ii) the aggregate present value of the future net income with respect to such Oil and Gas Properties, discounted at a stated per annum discount rate of proved and producing reserves, (iii) projections of the annual rate of production, gross income, and net income with respect to such proved and producing reserves, and (iv) information with respect to the "take-or-pay," "prepayment," and gas-balancing liabilities of the Borrower.

                  (b) The Borrower shall deliver to the Lender no later than October 1 of each year during the term of this Agreement, engineering reports in form and substance satisfactory to the Lender prepared by or under the supervision of either the chief petroleum engineer of the Borrower or an independent petroleum engineer evaluating the Oil and Gas Properties as of July 1 of the year for which such reserve reports are furnished and updating the information provided in the reports submitted pursuant to Section 5.4(a).

                  (c) The Borrower shall also deliver to the Lender no later than April 1 and October 1 of each year, additional data with respect to the Oil and Gas Properties concerning pricing, quantities of production, volumes of production sold, purchasers of production, gross revenues, expenses, and such other information and engineering and geological data with respect thereto as the Lender may reasonably request.

                  V.5 Title Opinions; Title Defects. Promptly upon the request of the Lender, the Borrower shall furnish to the Lender title opinions, in form and substance and by counsel satisfactory to the Lender, or other confirmation of title acceptable to the Lender, covering Oil and Gas Properties constituting a percentage of value acceptable to the Lender and such value, determined by the Lender in its sole discretion, of the Mortgaged Properties; and promptly, but in any event within 60 days after notice by the Lender of any defect, material in value in the opinion of the Lender, in the title of the Borrower to any of its Oil and Gas Properties, clear such title defect, and, in the event any such title defect is not cured in a timely manner, pay all related costs and fees incurred by the Lender to do so.

                  V.6 Notices of Certain Events. Each of the Guarantor and the Borrower shall deliver to the Lender, immediately upon having knowledge of the occurrence of any of the following events or circumstances, a written statement with respect thereto, signed by a Responsible Officer of the relevant entity and setting forth the relevant event or circumstance and the steps being taken by the relevant entity with respect to such event or circumstance:

                  (a) any Default or Event of Default;

                  (b) any default or event of default under any contractual obligation of the Guarantor or the Borrower, or any litigation, investigation, or proceeding between the Guarantor or the Borrower and any Governmental Authority which, in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any litigation or proceeding involving the Guarantor or the Borrower as a defendant or in which any Property of the Guarantor or the Borrower is subject to a claim and in which the amount involved is $50,000 or more and which is not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the receipt by the Guarantor or the Borrower of any Environmental Complaint;

                  (e) any actual, proposed, or threatened testing or other investigation by any Governmental Authority or other Person of which the Guarantor or the Borrower has actual knowledge concerning the environmental condition of, or relating to, any Property of the Guarantor or the Borrower or any Property of another Person adjacent to any Property of the Guarantor or the Borrower following any allegation of a violation of any Requirement of Law;

                  (f) any Release of Hazardous Substances of which the Guarantor or the Borrower has actual knowledge from, affecting, or related to any Property of the Guarantor or the Borrower or any Property of another Person adjacent to any Property of the Guarantor or the Borrower except in accordance with applicable Requirements of Law or the terms of a valid permit, license, certificate, or approval of the relevant Governmental Authority, or the violation of any Environmental Law, or the revocation, suspension, or forfeiture of or failure to renew, any permit, license, registration, approval, or authorization which could reasonably be expected to have a Material Adverse Effect;

                  (g) the change in identity or address of any Person remitting to the Borrower proceeds from the sale of hydrocarbon production from or attributable to any Mortgaged Property;

                  (h) any change in the senior management of the Guarantor or the Borrower; and

                  (i) any other event or condition which could reasonably be expected to have a Material Adverse Effect.

                  V.7 Letters in Lieu of Transfer Orders; Division Orders. Promptly upon request by the Lender at any time and from time to time, and without limitation on the rights of the Lender pursuant to Sections 2.18 and 2.19, the Borrower shall execute such letters in lieu of transfer orders, in addition to the letters signed by the Borrower and delivered to the Lender in satisfaction of the condition set forth in Section 3.1(h)(iii) and/or division and/or transfer orders as are necessary or appropriate to transfer and deliver to the Lender proceeds from or attributable to any Mortgaged Property.

                  V.8 Additional Information. Each of the Guarantor and the Borrower shall furnish to the Lender, promptly upon the reasonable request of the Lender, such additional financial or other information concerning the assets, liabilities, operations, and transactions of the Guarantor or the Borrower as the Lender may from time to time request; and notify the Lender not less than ten Business Days prior to the occurrence of any condition or event that may change the proper location for the filing of any financing statement or other public notice or recording for the purpose of perfecting a Lien in any Collateral, including, without limitation, any change in its name or the location of its principal place of business or chief executive office; and upon the reasonable request of the Lender, execute such additional Security Instruments as may be necessary or appropriate in connection therewith.

                  V.9 Compliance with Laws. Except to the extent the failure to comply or to cause compliance would not have a Material Adverse Effect, each of the Guarantor and the Borrower shall comply with all applicable Requirements of Law, including, without limitation, (a) the Natural Gas Policy Act of 1978, as amended, (b) ERISA, (c) Environmental Laws, and (d) all permits, licenses, registrations, approvals, and authorizations (i) related to any natural or environmental resource or media located on, above, within, in the vicinity of, related to or affected by any Property of the Guarantor or the Borrower, (ii) required for the performance of the operations of the Guarantor or the Borrower, or (iii) applicable to the use, generation, handling, storage, treatment, transport, or disposal of any Hazardous Substances; and, on a best efforts basis, the Guarantor and the Borrower shall cause all employees, crew members, agents, contractors, subcontractors, and future lessees (pursuant to appropriate lease provisions) of the Guarantor or the Borrower, while such Persons are acting within the scope of their relationship with the Guarantor or the Borrower, to comply with all such Requirements of Law as may be necessary or appropriate to enable the Guarantor or the Borrower to so comply.

                  V.10 Payment of Assessments and Charges. Each of the Guarantor and the Borrower shall pay all taxes, assessments, governmental charges, rent, and other Indebtedness which, if unpaid, might become a Lien against the Property of the Guarantor or the Borrower, except any of the foregoing being contested in good faith and as to which adequate reserve in accordance with GAAP has been established or unless failure to pay would not have a Material Adverse Effect.

                  V.11 Maintenance of Corporate and Limited Liability Company Existence and Good Standing. Each of the Guarantor and the Borrower shall maintain its corporate or limited liability company existence or qualification and good standing in its jurisdiction of organization and in all jurisdictions wherein the Property now owned or hereafter acquired by it or the business now or hereafter conducted by it necessitates such qualification, unless the failure to do so would not have a Material Adverse Effect.

                  V.12 Payment of Note; Performance of Obligations. The Borrower shall pay the Note according to the reading, tenor, and effect thereof, as modified hereby, and do and perform every act and discharge all of the other Obligations.

                  V.13 Further Assurances. Each of the Guarantor and the Borrower shall promptly cure any defects in the execution and delivery of any of the Loan Documents to which it is a party and all agreements contemplated thereby, and execute, acknowledge, and deliver such other assurances and instruments as shall, in the opinion of the Lender, be necessary to fulfill the terms of the Loan Documents to which it is a party.

                  V.14 Initial Fees and Expenses of Counsel to Lender. Upon request by the Lender, the Borrower shall reimburse the Lender promptly for all reasonable fees and expenses of Jackson Walker L.L.P., special counsel to the Lender, in connection with the preparation of this Agreement and all documentation contemplated hereby, the satisfaction of the conditions precedent set forth herein, the filing and recordation of Security Instruments, and the consummation of the transactions contemplated in this Agreement.

                  V.15 Subsequent Fees and Expenses of Lender. Upon request by the Lender, the Borrower shall reimburse the Lender promptly (to the fullest extent permitted by law) for all amounts reasonably expended, advanced, or incurred by or on behalf of the Lender to satisfy any obligation of the Guarantor or the Borrower under any of the Loan Documents; to collect the Obligations; to ratify, amend, restate, or prepare additional Loan Documents, as the case may be; for the filing and recordation of Security Instruments; to enforce the rights of the Lender under any of the Loan Documents; and to protect the Properties or business of the Guarantor or the Borrower, including, without limitation, the Collateral, which amounts shall be deemed compensatory in nature and liquidated as to amount upon notice to the Borrower by the Lender and which amounts shall include, but not be limited to (a) all court costs, (b) reasonable attorneys' fees, (c) reasonable fees and expenses of auditors and accountants incurred to protect the interests of the Lender, (d) fees and expenses incurred in connection with the participation by the Lender as a member of the creditors' committee in a case commenced under any Insolvency Proceeding, (e) fees and expenses incurred in connection with lifting the automatic stay prescribed in ss.362 Title 11 of the United States Code, and (f) fees and expenses incurred in connection with any action pursuant to ss.1129 Title 11 of the United States Code all reasonably incurred by the Lender in connection with the collection of any sums due under the Loan Documents, together with interest at the per annum interest rate equal to the Floating Rate, calculated on a basis of a calendar year of 365 or 366 days, as the case may be,, counting the actual number of days elapsed, on each such amount from the date of notification that the same was expended, advanced, or incurred by the Lender until the date it is repaid to the Lender, with the obligations under this Section surviving the non-assumption of this Agreement in a case commenced under any Insolvency Proceeding and being binding upon the Borrower and/or a trustee, receiver, custodian, or liquidator of the Borrower appointed in any such case.

                  V.16 Operation of Oil and Gas Properties. The Borrower shall develop, maintain, and operate its Oil and Gas Properties in a prudent and workmanlike manner in accordance with industry standards.

                  V.17 Maintenance and Inspection of Properties. Each of the Guarantor and the Borrower shall maintain all of its tangible Properties in good repair and condition, ordinary wear and tear excepted; make all necessary replacements thereof and operate such Properties in a good and workmanlike manner; and permit any authorized representative of the Lender, at their sole risk, to visit and inspect, at the reasonable expense of the Borrower, any tangible Property of the Guarantor or the Borrower.

                  V.18 Maintenance of Insurance. Each of the Guarantor and the Borrower shall maintain insurance with respect to its Properties and businesses against such liabilities, casualties, risks, and contingencies as is customary in the relevant industry and sufficient to prevent a Material Adverse Effect, all such insurance to be in amounts and from insurers acceptable to the Lender and, within 60 days of the Closing Date for property damage insurance covering Collateral and business interruption insurance, if any, maintained by the Borrower, and, upon any renewal of any such insurance and at other times upon request by the Lender, furnish to the Lender evidence, satisfactory to the Lender, of the maintenance of such insurance naming the Lender as loss payee. The Lender shall have the right to collect, and the Borrower hereby assigns to the Lender, any and all monies that may become payable under any policies of insurance relating to business interruption or by reason of damage, loss, or destruction of any of the Collateral. In the event of any damage, loss, or destruction for which insurance proceeds relating to business interruption or Collateral exceed $25,000, the Lender may, at its option, apply all such sums or any part thereof received by it toward the payment of the Obligations, whether matured or unmatured, application to be made first to interest and then to principal, and shall deliver to the Borrower the balance, if any, after such application has been made. In the event of any such damage, loss, or destruction for which insurance proceeds are $25,000 or less, provided that no Default or Event of Default has occurred and is continuing, the Lender shall deliver any such proceeds received by it to the Borrower. In the event the Lender receives insurance proceeds from any insurance maintained by the Borrower but not attributable to any Collateral or business interruption, the Lender shall deliver any such proceeds to the Borrower.

                  V.19 INDEMNIFICATION. EACH OF THE GUARANTOR AND THE BORROWER SHALL INDEMNIFY AND HOLD THE LENDER AND ITS SHAREHOLDERS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS-IN-FACT, AND AFFILIATES AND EACH TRUSTEE FOR THE BENEFIT OF THE LENDER UNDER ANY SECURITY INSTRUMENT HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, LOSSES, DAMAGES, LIABILITIES, FINES, PENALTIES, CHARGES, ADMINISTRATIVE AND JUDICIAL PROCEEDINGS AND ORDERS, JUDGMENTS, REMEDIAL ACTIONS,

REQUIREMENTS AND ENFORCEMENT ACTIONS OF ANY KIND, AND ALL COSTS AND EXPENSES INCURRED IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES AND EXPENSES), ARISING DIRECTLY OR INDIRECTLY, IN WHOLE OR IN PART, FROM
(A) THE PRESENCE OF ANY HAZARDOUS SUBSTANCES ON, UNDER, OR FROM ANY PROPERTY OF THE GUARANTOR OR THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, (B) ANY ACTIVITY CARRIED ON OR UNDERTAKEN ON OR OFF ANY PROPERTY OF THE GUARANTOR OR THE BORROWER, WHETHER PRIOR TO OR DURING THE TERM HEREOF, AND WHETHER BY THE GUARANTOR OR THE BORROWER OR ANY PREDECESSOR IN TITLE, EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE GUARANTOR OR THE BORROWER OR ANY OTHER PERSON AT ANY TIME OCCUPYING OR PRESENT ON SUCH PROPERTY, IN CONNECTION WITH THE HANDLING, TREATMENT, REMOVAL, STORAGE, DECONTAMINATION, CLEANUP, TRANSPORTATION, OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES AT ANY TIME LOCATED OR PRESENT ON OR UNDER SUCH PROPERTY, (C) ANY RESIDUAL CONTAMINATION ON OR UNDER ANY PROPERTY OF THE GUARANTOR OR THE BORROWER, (D) ANY CONTAMINATION OF ANY PROPERTY OR NATURAL RESOURCES ARISING IN CONNECTION WITH THE GENERATION, USE, HANDLING, STORAGE, TRANSPORTATION OR DISPOSAL OF ANY HAZARDOUS SUBSTANCES BY THE GUARANTOR OR THE BORROWER OR ANY EMPLOYEE, AGENT, CONTRACTOR, OR SUBCONTRACTOR OF THE GUARANTOR OR THE BORROWER WHILE SUCH PERSONS ARE ACTING WITHIN THE SCOPE OF THEIR RELATIONSHIP WITH THE GUARANTOR OR THE BORROWER, IRRESPECTIVE OF WHETHER ANY OF SUCH ACTIVITIES WERE OR WILL BE UNDERTAKEN IN ACCORDANCE WITH APPLICABLE REQUIREMENTS OF LAW, OR (E) THE PERFORMANCE AND ENFORCEMENT OF ANY LOAN DOCUMENT, ANY ALLEGATION BY ANY BENEFICIARY OF A LETTER OF CREDIT OF A WRONGFUL DISHONOR BY THE LENDER OF A CLAIM OR DRAFT PRESENTED THEREUNDER, OR ANY OTHER ACT OR OMISSION IN CONNECTION WITH OR RELATED TO ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, WITH THE FOREGOING INDEMNITY SURVIVING SATISFACTION OF ALL OBLIGATIONS AND THE TERMINATION OF THIS AGREEMENT.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                  So long as any Obligation remains outstanding or unpaid or any Commitment exists;

                  VI.1 Indebtedness. Neither the Guarantor nor the Borrower shall create, incur, assume, or suffer to exist any Indebtedness, whether by way of loan or otherwise; provided, however, the foregoing restriction shall not apply to (a) the Obligations, (b) the Permitted Indebtedness, (c) unsecured accounts payable incurred in the ordinary course of business, which are not unpaid in excess of 60 days beyond invoice date or are being contested in good faith and as to which such reserve as is required by GAAP has been made, and (d) as to the Borrower only, crude oil, natural gas, or other hydrocarbon floor, collar, cap, price protection, or swap agreements, in form and substance and with a Person acceptable to the Lender, provided that (i) each commitment issued under such agreement, must also be approved by the Lender, (ii) such agreements shall not be entered into with respect to Mortgaged Properties constituting more than 75% of the monthly production as forecast by the Lender, and (iii) that the strike prices in such agreements are not less than the prices used by the Lender in its most recent Borrowing Base determination, and
(iv) the Lender shall receive a security interest in the hedging contracts.

                  VI.2 Contingent Obligations. Neither the Guarantor nor the Borrower shall create, incur, assume, or suffer to exist any Contingent Obligation; provided, however, the foregoing restriction shall not apply to the Guaranty or performance guarantees and performance surety or other bonds provided in the ordinary course of business.

                  VI.3 Liens. Neither the Guarantor nor the Borrower shall create, incur, assume, or suffer to exist any Lien on any of its Property, whether now owned or hereafter acquired; provided, however, the foregoing restriction shall not apply to Permitted Liens.

                  VI.4 Sales of Assets. Without the prior written consent of the Lender, neither the Guarantor nor the Borrower shall sell, transfer, or otherwise dispose of, in one or any series of transactions, any Property, whether now owned or hereafter acquired, or enter into any agreement to do so; provided, however, the foregoing restriction shall not apply to (a) the sale of hydrocarbons or inventory in the ordinary course of business, provided that no contract of the Borrower for the sale of hydrocarbons shall obligate the Borrower to deliver hydrocarbons produced from any of the Mortgaged Properties at some future date without receiving full payment therefor within 90 days of delivery, (b) the sale or other disposition of Property destroyed, lost, worn out, damaged, or having only salvage value or no longer used or useful in the business of the Guarantor or the Borrower, or (c) the sale of assets representing up to ten percent (10%) of the net present value of the Oil and Gas Properties of the Borrower which comprise the Borrowing Base, provided that the Borrowing Base shall be reduced, and if necessary, proceeds of such sale in an amount equal to the loan value attributable to such assets, shall be applied to reduce amounts outstanding on the Note.

                  VI.5 Leasebacks. Neither the Guarantor nor the Borrower shall enter into any agreement to sell or transfer any Property and thereafter rent or lease as lessee such Property or other Property intended for the same use or purpose as the Property sold or transferred.

                  VI.6 Loans or Advances. Neither the Guarantor nor the Borrower shall make or agree to make or allow to remain outstanding any loan or advance to any Person in excess of $100,000 in the aggregate; provided, however, the foregoing restriction shall not apply to (a) advances or extensions of credit in the form of accounts receivable incurred in the ordinary course of business and upon terms common in the industry for such accounts receivable, (b) advances to employees of the Guarantor or the Borrower for the payment of expenses incurred in the ordinary course of the business of the Guarantor or the Borrower and (c) advances by the

Guarantor to Subsidiaries formed for the purpose of acquiring Oil and Gas Properties financed, in whole or in part, with Indebtedness of any such Subsidiary which is fully non-recourse to the Guarantor and the Borrower and is secured, if at all, solely by the acquired Oil and Gas Properties, provided that the Guarantor is not in breach of Section 6.14 and no other Default or Event of Default exists or would exist as a result of such advances.

                  VI.7 Investments. Neither the Guarantor nor the Borrower shall acquire Investments in excess of $100,000, or purchase or otherwise acquire all or substantially all of the assets of, any Person; provided, however, the foregoing restriction shall not apply to the purchase or acquisition of (a) Oil and Gas Properties, (b) Investments in the form of (i) debt securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof, with maturities of no more than one year, (ii) commercial paper of a domestic issuer rated at the date of acquisition at least P-2 by Moody's Investor Service, Inc. or A-2 by Standard & Poor's Corporation and with maturities of no more than one year from the date of acquisition, or (iii) repurchase agreements covering debt securities or commercial paper of the type permitted in this Section, certificates of deposit, demand deposits, eurodollar time deposits, overnight bank deposits and bankers' acceptances, with maturities of no more than one year from the date of acquisition, issued by or acquired from or through the Lender or any bank or trust company organized under the laws of the United States or any state thereof and having capital surplus and undivided profits aggregating at least $100,000,000, (c) other short-term Investments similar in nature and degree of risk to those described in clause (b) of this Section, (d) money-market funds or (e) the capital stock of Subsidiaries for the purpose of acquiring Oil and Gas Properties financed, in whole or in part, with Indebtedness of any such Subsidiary which is fully non-recourse to the Guarantor and the Borrower and is secured, if at all, solely by the acquired Oil and Gas Properties, provided such investment causes no Default or Event of Default.

                  VI.8 Dividends, Distributions and Redemptions. Neither the Guarantor nor the Borrower shall pay any dividend or make any distribution to any of its shareholders or repurchase or redeem any of its capital stock; provided, however, the foregoing restriction shall not apply to any dividend payable wholly in capital stock of the relevant entity.

                  VI.9 Changes in Structure. Neither the Guarantor nor the Borrower shall enter into any transaction of consolidation, merger, or amalgamation; liquidate, wind up, or dissolve (or suffer any liquidation or dissolution).

                  VI.10 Transactions with Affiliates. Neither the Guarantor nor the Borrower shall directly or indirectly, enter into any transaction (including the sale, lease, or exchange of Property or the rendering of service) with any of its Affiliates, other than upon fair and reasonable terms no less favorable than could be obtained in an arm's length transaction with a Person which was not an Affiliate.

                  VI.11 Lines of Business. Neither the Guarantor nor the Borrower shall expand into any line of business other than those in which it is engaged as of the date hereof, without the prior written consent of the Lender.

                  VI.12 Plan Obligations. Neither the Guarantor nor the Borrower shall assume or otherwise become subject to an obligation to contribute to or maintain any Plan or acquire any Person which has at any time had an obligation to contribute to or maintain any Plan.

                  VI.13 Cash Flow Coverage. The Guarantor shall not permit, as of the close of any fiscal quarter, the ratio of Cash Flow to Debt Service to be less than 1.25 to 1.00.

                  VI.14 Tangible Net Worth. The Guarantor shall not permit, at the close of any fiscal quarter, its tangible net worth to be less than $17,000,000, plus (a) 50% of positive Net Income for all quarterly periods after September 30, 1998 and (b) 100% of equity raised for all quarterly periods after September 30, 1998. (An allowance of up to $10,000,000 shall be made for non-cash writedowns of Oil and Gas Properties prior to or at fiscal year end 1998).

                  VI.15 Subsidiaries. No new Subsidiaries may be formed without the prior written consent of the Lender; provided, however, that Subsidiaries may be formed to purchase Oil and Gas Properties if such purchase is fully non-recourse to the Guarantor and the Borrower and is secured, if at all, solely by the acquired Oil and Gas Properties.

                                  ARTICLE VII

                               EVENTS OF DEFAULT

                  VII.1 Enumeration of Events of Default. Any of the following events shall constitute an Event of Default:

                  (a default shall be made by the Borrower in the payment when due of any installment of principal or interest under this Agreement or the Note or in the payment when due of any fee or other sum payable under any Loan Document and such default as to interest or fees only shall have continued for three days;

                  (b default shall be made by the Borrower or the Guarantor in the due observance or performance of any of their respective obligations under the Loan Documents, and such default shall continue for 30 days after the earlier of notice thereof to the Borrower by the Lender or knowledge thereof by the Borrower;

                  (c any representation or warranty made by the Borrower or the Guarantor in any of the Loan Documents proves to have been untrue in any material respect or any representation, statement (including Financial Statements), certificate, or data furnished or made to the Lender in connection herewith proves to have been untrue in any material respect as of the date the facts therein set forth were stated or certified;

                  (d default shall be made by the Borrower or the Guarantor (as principal or guarantor or other surety) in the payment or performance of any bond, debenture, note, or other Indebtedness or under any credit agreement, loan agreement, indenture, promissory note, or similar agreement or instrument executed in connection with any of the foregoing, including, but not limited to, the Borrower's escrow obligations in connection with its plugging and abandonment liability, and such default shall remain unremedied for in excess of the period of grace, if any, with respect thereto;

                  (e the Borrower or the Guarantor shall be unable to satisfy any condition or cure any circumstance specified in Article III, the satisfaction or curing of which is precedent to the right of the Borrower to obtain a Loan or the issuance of a Letter of Credit, and such inability shall continue for a period in excess of 30 days;

                  (f the Borrower or the Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, or liquidator of it or all or a substantial part of its assets, (ii) file a voluntary petition commencing an Insolvency Proceeding, (iii) make a general assignment for the benefit of creditors, (iv) be unable, or admit in writing its inability, to pay its debts generally as they become due, or (v) file an answer admitting the material allegations of a petition filed against it in any Insolvency Proceeding;

                  (g an order, judgment, or decree shall be entered against the Borrower or the Guarantor by any court of competent jurisdiction or by any other duly authorized authority, on the petition of a creditor or otherwise, granting relief in any Insolvency Proceeding or approving a petition seeking reorganization or an arrangement of its debts or appointing a receiver, trustee, conservator, custodian, or liquidator of it or all or any substantial part of its assets, and such order, judgment, or decree shall not be dismissed or stayed within 30 days;

                  (h the levy against any significant portion of the Property of the Borrower or the Guarantor or any execution, garnishment, attachment, sequestration, or other writ or similar proceeding which is not permanently dismissed or discharged within 30 days after the levy;

                  (i a final and non-appealable order, judgment, or decree shall be entered against the Borrower or the Guarantor for money damages and/or Indebtedness due in an amount in excess of $100,000, and such order, judgment, or decree shall not be dismissed or stayed within 30 days;

                  (j any charges are filed or any other action or proceeding is instituted by any Governmental Authority against the Borrower or the Guarantor under the Racketeering Influence and Corrupt Organizations Statute (18 U.S.C. ss.1961 et seq.), the result of which could be the forfeiture or transfer of any material Property of the Borrower or the Guarantor subject to a Lien in favor of the Lender without (i) satisfaction or provision for satisfaction of such Lien, or (ii) such forfeiture or transfer of such Property being expressly made subject to such Lien;

                  (k the Borrower or the Guarantor shall have (i) concealed, removed, or diverted, or permitted to be concealed, removed, or diverted, any part of its Property, with intent to hinder, delay, or defraud its creditors or any of them, (ii) made or suffered a transfer of any of its Property which may be fraudulent under any bankruptcy, fraudulent conveyance, or similar law, (iii) made any transfer of its Property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or (iv) shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its Property through legal proceedings or distraint which is not vacated within 30 days from the date thereof;

                  (l any Security Instrument shall for any reason not, or cease to, create valid and perfected first-priority Liens against the Collateral purportedly covered thereby;

                  (m the Guarantor shall cease to be the legal and beneficial owner of all of the issued and outstanding capital stock of the Borrower; or

                  (n the occurrence of a Material Adverse Effect and the same shall remain unremedied for in excess of 30 days after notice given by the Lender.

                  VII.2 Remedies. (a Upon the occurrence of an Event of Default specified in Sections 7.1(f) or 7.1(g), immediately and without notice, (i) all Obligations shall automatically become immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender, and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations.

                  (b Upon the occurrence of any Event of Default other than those specified in Sections 7.1(f) or 7.1(g), (i) the Lender may, by notice to the Borrower, declare all Obligations immediately due and payable, without presentment, demand, protest, notice of protest, default, or dishonor, notice of intent to accelerate maturity, notice of acceleration of maturity, or other notice of any kind, except as may be provided to the contrary elsewhere herein, all of which are hereby expressly waived by the Borrower; (ii) the Commitment shall immediately cease and terminate unless and until reinstated by the Lender in writing; and (iii) the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) held by the Lender, and any and all other indebtedness at any time owing by the Lender to or for the credit or account of the Borrower against any and all of the Obligations.

                  (c Upon the occurrence of any Event of Default, the Lender may, in addition to the foregoing in this Section, exercise any or all of its rights and remedies provided by law or pursuant to the Loan Documents.

                                  ARTICLE VIII

                                 MISCELLANEOUS

                  VIII.1 Transfers; Participations. The Lender may, after 5 business days notice to the Borrower, at any time, sell, transfer, assign, or grant participations in the Obligations or any portion thereof; and the Lender may forward to each Transferee and prospective Transferee all documents and information relating to such Obligations, whether furnished by the Borrower or otherwise obtained, as the Lender determines necessary or desirable. Each of the Borrower and the Guarantor agrees that each Transferee, regardless of the nature of any transfer to it, may exercise all rights (including, without limitation, rights of set-off) with respect to the portion of the Obligations held by it as fully as if such Transferee were the direct holder thereof, subject to any agreements between such Transferee and the transferor to such Transferee.

                  VIII.2 Survival of Representations, Warranties, and Covenants. All representations and warranties of the Borrower or the Guarantor and all covenants and agreements herein made by the Borrower or the Guarantor shall survive the execution and delivery of the Note and the Security Instruments and shall remain in force and effect so long as any Obligation is outstanding or any Commitment exists.

                  VIII.3 Notices and Other Communications. Except as to verbal notices expressly authorized herein, which verbal notices shall be confirmed in writing, all notices, requests, and communications hereunder shall be in writing (including by telecopy). Unless otherwise expressly provided herein, any such notice, request, demand, or other communication shall be deemed to have been duly given or made when delivered by hand, or, in the case of delivery by mail, when deposited in the mail, certified mail, return receipt requested, postage prepaid, or, in the case of telecopy notice, when receipt thereof is acknowledged orally or by written confirmation report, addressed as follows:

                  (a if to the Lender, to:

                           Compass Bank
                           24 Greenway Plaza, 14th Floor
                           Houston, Texas  77046
                           Attention: Energy Lending Group
                           Telephone: (713) 968-8273
                           Telecopy:  (713) 968-8292

                  (b if to the Borrower to:

                           PetroQuest Energy One, L.L.C.
                           PetroQuest Energy, Inc.
                           625 E. Kaliste Saloom Rd., Suite 400
                           Lafayette, Louisiana 70508
                           Attention: Robert R. Brooksher
                           Telephone: (318) 232-7028
                           Telecopy: (318) 232-0044

                  (c if to the Guarantor, to:

                           PetroQuest Energy, Inc.
                           625 E. Kaliste Saloom Rd., Suite 400
                           Lafayette, Louisiana 70508
                           Attention: Robert R. Brooksher
                           Telephone: (318) 232-7028
                           Telecopy: (318) 232-0044

                  Any party may, by proper written notice hereunder to the others, change the individuals or addresses to which such notices to it shall thereafter be sent.

                  VIII.4 Parties in Interest. Subject to applicable restrictions contained herein, all covenants and agreements herein contained by or on behalf of the Borrower, the Guarantor or the Lender shall be binding upon and inure to the benefit of the Borrower, the Guarantor or the Lender, as the case may be, and their respective legal representatives, successors, and assigns.

                  VIII.5 Rights of Third Parties. All provisions herein are imposed solely and exclusively for the benefit of the Lender, the Borrower and the Guarantor. No other Person shall have any right, benefit, priority, or interest hereunder or as a result hereof or have standing to require satisfaction of provisions hereof in accordance with their terms, and any or all of such provisions may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it advisable to do so.

                  VIII.6 Renewals; Extensions. All provisions of this Agreement relating to the Note shall apply with equal force and effect to each promissory note hereafter executed which in whole or in part represents a renewal or extension of any part of the Indebtedness of the Borrower under this Agreement, the Note, or any other Loan Document.

                  VIII.7 No Waiver; Rights Cumulative. No course of dealing on the part of the Lender, its officers or employees, nor any failure or delay by the Lender with respect to exercising any of its rights under any Loan Document shall operate as a waiver thereof. The rights of the Lender under the Loan Documents shall be cumulative and the exercise or partial exercise of any such right shall not preclude the exercise of any other right. Neither the making of any Loan nor the issuance of a Letter of Credit shall constitute a waiver of any of the covenants, warranties, or conditions of the Borrower contained herein. In the event the Borrower or the Guarantor is unable to satisfy any such covenant, warranty, or condition, neither the making of any Loan nor the issuance of a Letter of Credit shall have the effect of precluding the Lender from thereafter declaring such inability to be an Event of Default as hereinabove provided.

                  VIII.8 Survival Upon Unenforceability. In the event any one or more of the provisions contained in any of the Loan Documents or in any other instrument referred to herein or executed in connection with the Obligations shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document or of any other instrument referred to herein or executed in connection with such Obligations.

                  VIII.9 Amendments; Waivers. Neither this Agreement nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.

                  VIII.10 Controlling Agreement. In the event of a conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control.

                  VIII.11 Disposition of Collateral. Notwithstanding any term or provision, express or implied, in any of the Security Instruments, the realization, liquidation, foreclosure, or any other disposition on or of any or all of the Collateral shall be in the order and manner and determined in the sole discretion of the Lender; provided, however, that in no event shall the Lender violate applicable law or exercise rights and remedies other than those provided in such Security Instruments or otherwise existing at law or in equity.

                  VIII.12 GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE DEEMED TO BE CONTRACTS MADE UNDER AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF

RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES, ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY.

                  VIII.13 JURISDICTION AND VENUE. ALL ACTIONS OR PROCEEDINGS WITH RESPECT TO, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO, OR FROM THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE LITIGATED, AT THE SOLE DISCRETION AND ELECTION OF THE LENDER, IN COURTS HAVING SITUS IN HOUSTON, HARRIS COUNTY, TEXAS. THE BORROWER HEREBY SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE, OR FEDERAL COURT LOCATED IN HOUSTON, HARRIS COUNTY, TEXAS, AND EACH OF THE BORROWER AND THE GUARANTOR HEREBY WAIVES ANY RIGHTS IT MAY HAVE TO TRANSFER OR CHANGE THE JURISDICTION OR VENUE OF ANY LITIGATION BROUGHT AGAINST IT BY THE LENDER IN ACCORDANCE WITH THIS SECTION.

                  VIII.14 WAIVER OF RIGHTS TO JURY TRIAL. THE BORROWER, THE GUARANTOR AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDER ENTERING INTO THIS AGREEMENT.

                  VIII.15 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT HEREOF AND SHALL SUPERSEDE ANY PRIOR AGREEMENT AMONG THE PARTIES HERETO, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT HEREOF, INCLUDING, WITHOUT LIMITATION, THE SUMMARY OF TERMS AND CONDITIONS DATED AUGUST 7, 1998. FURTHERMORE, IN THIS REGARD, THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT, COLLECTIVELY, THE FINAL AGREEMENT AMONG THE PARTIES THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG SUCH PARTIES.

                  VIII.16 Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Agreement.

                  IN WITNESS WHEREOF, this Agreement is deemed executed effective as of the date first above written.

                                         BORROWER:

                                         PETROQUEST ENERGY, INC.
                                         (a Louisiana corporation)



                                         By:/s/ Charles T. Goodson
                                            ------------------------------------
                                              Charles T. Goodson
                                              President



                                         PETROQUEST ENERGY ONE, L.L.C.
                                         (a Louisiana limited liability company)


                                         By:  /s/ Charles T. Goodson
                                            ------------------------------------
                                              Charles T. Goodson
                                              President



                                         GUARANTOR:

                                         PETROQUEST ENERGY, INC.
                                         (a Delaware corporation)



                                         By:/s/ Charles T. Goodson
                                            ------------------------------------
                                              Charles T. Goodson
                                              President

                                        LENDER:

                                        COMPASS BANK



                                        By:/s/ Dorothy Marchand Wilson
                                            ------------------------------------
                                             Dorothy Marchand Wilson
                                             Senior Vice President

                                   EXHIBIT I

                                 [FORM OF NOTE]

                                PROMISSORY NOTE

$25,000,000                      Houston, Texas               September 24, 1998

                  FOR VALUE RECEIVED and WITHOUT GRACE, the undersigned ("Maker") promises to pay to the order of Compass Bank ("Payee"), at its banking quarters in Houston, Harris County, Texas, the sum of TWENTY-FIVE MILLION DOLLARS ($25,000,000) or so much thereof as may be advanced against this Note pursuant to the Amended and Restated Credit Agreement dated of even date herewith by and between Maker and Payee (as amended, restated, or supplemented from time to time, the "Credit Agreement"), together with interest at the rates and calculated as provided in the Credit Agreement.

                  Reference is hereby made to the Credit Agreement for matters governed thereby, including, without limitation, certain events which will entitle the holder hereof to accelerate the maturity of all amounts due hereunder. Capitalized terms used but not defined in this Note shall have the meanings assigned to such terms in the Credit Agreement.

                  This Note is issued pursuant to, is the "Note" under, and is payable as provided in the Credit Agreement. Subject to compliance with applicable provisions of the Credit Agreement, Maker may at any time pay the full amount or any part of this Note without the payment of any premium or fee, but such payment shall not, until this Note is fully paid and satisfied, excuse the payment as it becomes due of any payment on this Note provided for in the Credit Agreement.

                  Without being limited thereto or thereby, this Note is secured by the Security Instruments.

                  This Note represents, in whole or in part, a renewal of, but not a novation or discharge of the Indebtedness of the Borrower evidenced by, the Existing Notes.

                  THIS NOTE SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT VERNON'S TEXAS CIVIL STATUTES,
ARTICLE 5069, CHAPTER 15 (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRIPARTY ACCOUNTS) SHALL NOT APPLY TO THIS NOTE.

                                             PETROQUEST ENERGY, INC.
                                        (a Louisiana corporation)


                                        By:
                                           -------------------------------------
                                        Printed Name:
                                                     ---------------------------
                                        Title:
                                              ----------------------------------

                                         PETROQUEST ENERGY ONE, L.L.C.
                                         (a Louisiana limited liability company)


                                         By:
                                            ------------------------------------
                                         Printed Name:
                                                      --------------------------
                                         Title:
                                               ---------------------------------

                                   EXHIBIT II

                          [FORM OF BORROWING REQUEST]

Compass Bank
24 Greenway Plaza, Suite 1401
Houston, Texas  77046
Attention:  Energy Lending Group

         Re: Amended and Restated Credit Agreement dated as of September 24, 1998, by and among PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C. a Louisiana limited liability company, PetroQuest Energy, Inc., a Delaware corporation, and Compass Bank, a Texas state chartered banking institution (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

                  Pursuant to the Credit Agreement, the Borrower hereby requests a Loan on the date and in the amount as follows:

                  Amount:  $________

                  Requested funding date: _________, 19

                  The undersigned certifies that [s]he is the [___________] of the Borrower, has obtained all consents necessary, and as such [s]he is authorized to execute this request on behalf of the Borrower. The undersigned further certifies, represents, and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested Loan under the terms and conditions of the Credit Agreement.

                  To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof.

                  Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                                Very truly yours,
                                                PETROQUEST ENERGY, INC.
                                                (a Louisiana corporation)


                                                By:
                                                   -----------------------------
                                                Printed Name:
                                                             -------------------
                                                Title:
                                                      --------------------------

                                         PETROQUEST ENERGY ONE, L.L.C.
                                         (a Louisiana limited liability company)


                                         By:
                                            ------------------------------------
                                         Printed Name:
                                                      --------------------------
                                         Title:
                                               ---------------------------------

                                  EXHIBIT III

                        [FORM OF COMPLIANCE CERTIFICATE]

                                  _______, 19

Compass Bank
24 Greenway Plaza, Suite 1401
Houston, Texas  77046
Attention:  Energy Lending Group


         Re: Amended and Restated Credit Agreement dated as of September 24, 1998, by and among PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C. a Louisiana limited liability company, PetroQuest Energy, Inc., a Delaware corporation, and Compass Bank, a Texas state chartered banking institution (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

                  Pursuant to applicable requirements of the Credit Agreement, the undersigned, as a Responsible Officer of the Guarantor, hereby certifies to you the following information as true and correct as of the date hereof or for the period indicated, as the case may be:

         [1. To the best of the knowledge of the undersigned, no Default or Event of Default exists as of the date hereof or has occurred since the date of our previous certification to you, if any.]

         [1. To the best of the knowledge of the undersigned, the following Defaults or Events of Default exist as of the date hereof or have occurred since the date of our previous certification to you, if any, and the actions set forth below are being taken to remedy such circumstances:]

         2. The compliance of the Guarantor and the Borrower with the financial covenants of the Credit Agreement is as follows as of the close of business on _______________: (a) 6.1 Indebtedness. Neither the Guarantor nor the Borrower has created, incurred, assumed, or suffered to exist any Indebtedness, whether by way of loan or otherwise, except as permitted under Section 6.1 of the Credit Agreement.

         (b)      6.13 Cash Flow Coverage.


                                     III-i

                             Required                        Actual

                           1.25 to 1.00                  ______ to 1.00

         (c)      6.14 Tangible Net Worth.

                             Required                         Actual

                          $___________                     $___________


         3. No Material Adverse Effect has occurred since the date of the Financial Statements dated as of __________.

                  Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                                         Very truly yours,

                                         PETROQUEST ENERGY, INC.
                                         (a Louisiana corporation)



                                         By:
                                            ------------------------------------
                                         Printed Name:
                                                      --------------------------
                                         Title:
                                               ---------------------------------



                                         PETROQUEST ENERGY ONE, L.L.P.
                                         (a Louisiana limited liability company)



                                         By:
                                            ------------------------------------
                                         Printed Name:
                                                      --------------------------
                                         Title:
                                               ---------------------------------

                                    III-ii

                                   EXHIBIT IV

                          [FORM OF OPINION OF COUNSEL]


                                 [Closing Date]

Compass Bank
24 Greenway Plaza, Suite 1401
Houston, Texas  77046
Attention:  Energy Lending Group


         Re: Amended and Restated Credit Agreement dated as of September 24, 1998, by and among PetroQuest Energy, Inc., a Louisiana corporation, PetroQuest Energy One, L.L.C. a Louisiana limited liability company, PetroQuest Energy, Inc., a Delaware corporation, and Compass Bank, a Texas state chartered banking institution (as amended, restated, or supplemented from time to time, the "Credit Agreement")

Ladies and Gentlemen:

                  We have acted as counsel to PetroQuest Energy, Inc., a Louisiana corporation (the "Borrower"), and PetroQuest Energy, Inc., a Delaware corporation (the "Guarantor"), in connection with the transactions contemplated in the Credit Agreement. This Opinion is delivered pursuant to Section 3.1(n) of the Credit Agreement, and the Lender is hereby authorized to rely upon this Opinion in connection with the transactions contemplated in the Credit Agreement. Each capitalized term used but not defined herein shall have the meaning assigned to such term in the Credit Agreement.

                  In our representation of the Borrower and the Guarantor, we have examined an executed counterpart of each of the following (the "Loan Documents"):

                  (a       the Credit Agreement;

                  (b       the Note;

         [INCLUDE IN THIS LISTING ANY RATIFICATIONS OF EXISTING MORTGAGE DOCUMENT(S) EXECUTED BY AMERICAN EXPLORER AND ANY AMENDMENTS AND RESTATEMENTS OF EXISTING MORTGAGE DOCUMENTS EXECUTED BY OPTIMA ENERGY IN FAVOR OF COMERICA]

                  (c Mortgage, Deed of Trust, Indenture, Security Agreement, Assignment of Production dated of even date herewith from the Borrower in favor of the Lender (the "Mortgage");

                  (d Deed of Trust, Security Agreement, Financing Statement and Assignment of Production dated of even date herewith from the Borrower in favor of _______________, as Trustee for the Lender (the "Deed of Trust");

                  (e Financing Statements from the Borrower, as debtor, constituent to the Mortgage and the Deed of Trust (the "Financing Statements");

                  (f Guaranty dated of even date herewith by the Guarantor in favor of the Lender; and

                  (g Security Agreement (Pledge) dated of even date herewith from the Guarantor in favor of the Lender (the "Stock Pledge").

                  We have also examined the originals, or copies certified to our satisfaction, of such other records of the Borrower and the Guarantor, certificates of public officials and of officers of the Borrower and the Guarantor, agreements, instruments, and documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

                  In making such examinations, we have, with your permission, assumed:

                  (a the genuineness of all signatures to the Loan Documents other than those of the Borrower and the Guarantor;

                  (b the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies;

                  (c that the Lender is authorized and has the power to enter into and perform its obligations under the Credit Agreement;

                  (d the due authorization, execution, and delivery of all Loan Documents by each party thereto other than the Borrower and the Guarantor; and

                  (e that the Borrower has title to all Property covered or affected by the Mortgage or the Deed of Trust, as the case may be.

                  Based upon the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

                  1. Each of the Borrower and the Guarantor is a corporation duly organized, legally existing, and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and is in good standing in all jurisdictions wherein the ownership of its Property or the operation of its business necessitates such qualification.

                  2. The execution and delivery by the Borrower of the Credit Agreement and the borrowings thereunder, the execution and delivery by the Borrower of the other Loan Documents to which the Borrower is a party, the payment and performance by the Borrower of all Obligations the execution and delivery by the Guarantor of those of the Loan Documents to which it is a party and the performance of the obligations of the Guarantor thereunder are within the power of the Borrower or the Guarantor, as the case may be, have been duly authorized by all necessary corporate action on the part of the Borrower or the Guarantor, as the case may be, and do not (a) require the consent of any Governmental Authority, (b) contravene or conflict with any Requirement of Law, (c) to our knowledge after due inquiry, contravene or conflict with any indenture, instrument, or other agreement to which the Borrower or the Guarantor, as the case may be, is a party or by which any Property of the Borrower or the Guarantor, as the case may be, may be presently bound or encumbered, or (d) result in or require the creation or imposition of any Lien upon any Property of the Borrower or the Guarantor, as the case may be, other than as contemplated by the Loan Documents.

                  3. The Loan Documents to which the Borrower is a party constitute legal, valid, and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

                  4. The Loan Documents to which the Guarantor is a party constitute legal, valid, and binding obligations of the Guarantor enforceable against the Guarantor in accordance with their respective terms.

                  5. The forms of the Mortgage [, THE DEED OF TRUST] and the Financing Statements and the description of the Mortgaged Property (as such term is defined in the Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY BE,] and so used herein) satisfy all applicable Requirements of Law of the State of Louisiana [OR THE STATE OF TEXAS, AS THE CASE MAY BE,] and are legally sufficient under the laws of the State of Louisiana [OR THE STATE OF TEXAS, AS THE CASE MAY be,] to enable the Lender to realize the practical benefits purported to be afforded by the Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY BE,].

                  6. [EACH OF] The Mortgage [AND THE DEED OF TRUST] (a) creates a lien upon and security interest in all Mortgaged Property to secure the Indebtedness (as such term is defined in the Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY BE,] and so used herein), and (b) provides for nonjudicial foreclosure remedies customarily used in the State of Louisiana [OR THE STATE OF TEXAS, AS THE CASE MAY BE].

                  7. The Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY BE] and the Financing Statements are in satisfactory form for filing and recording in the offices described below.

                  8. The filing and/or recording, as the case may be, of (a) the Mortgage in the office of the parish [OR COUNTY] clerk of each parish [OR COUNTY] in the State of Louisiana [OR THE STATE OF TEXAS, AS THE CASE MAY BE,] in which any portion of the Mortgaged Property is located, and (b) the Financing Statement in the Uniform Commercial Code records in parish [OR COUNTY] in the State of Louisiana [OR THE STATE OF TEXAS, AS THE CASE MAY BE,] in which any portion of the Mortgaged Property is located [AND IN THE OFFICE OF THE SECRETARY OF STATE OF THE STATE OF TEXAS] are the only recordings or filings in the State of Louisiana [OR THE STATE OF TEXAS, AS THE CASE MAY BE,] necessary to perfect the liens and security interests in the Mortgaged Property created by the Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY BE,] or to permit the Lender to enforce in the State of Louisiana [OR THE STATE OF TEXAS, AS THE CASE MAY BE,] its rights under the Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY BE]. No subsequent filing, re-filing, recording, or re-recording will be required in the State in order to continue the perfection of the liens and security interests created by the Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY BE] except that (a) a continuation statement must be filed with respect to each filed Financing Statement within six months prior to the expiration of five years from the date of the relevant initial Financing Statement filing, (b) a subsequent continuation statement must be filed within six months prior to the expiration of each subsequent five-year period from the date of each initial financing statement filing, and (c) amendments or supplements to each filed Financing Statement and/or additional financing statements may be required to be filed in the event of a change in the name, identity, or structure of the Borrower or in the event any such Financing Statement filing otherwise becomes inaccurate or incomplete.

                  9. No state or local mortgage recording tax, stamp tax, or other similar fee, tax, or governmental charge (other than statutory filing and recording fees to be paid upon filing) is required to be paid to the State of Louisiana [OR THE STATE OF TEXAS, AS THE CASE MAY BE,] or any subdivision thereof in connection with the execution, delivery, filing, or recording of any of the Loan Documents or the consummation of the transactions contemplated therein.

                  10. It is not necessary for the Lender to qualify to do business in the State of Louisiana [OR THE STATE OF TEXAS] or file in the State of Louisiana [OR THE STATE

         OF TEXAS] any designation for service of process or reports solely by reason of the interests conveyed or assigned to it or for its benefit under the Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY be,], nor will such conveyances or assignments alone result in the imposition upon the Lender of any taxes by the State of Louisiana [OR THE STATE OF TEXAS, AS THE CASE MAY BE,] or by any subdivision thereof, including, without limitation, franchise, license, tax on interest received or income taxes, other than recording and filing fees in connection with the filings referred to in paragraph 8 above and taxes which the Lender may owe in the event it becomes the actual and record owner of any Mortgaged Property situated in the State of Louisiana [OR THE STATE OF TEXAS, AS THE CASE MAY BE,].

                  11. The foreclosure of, or exercise of the power of sale under, the Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY BE] will not in any manner restrict, affect or impair the liability of the Borrower with respect to the Indebtedness or the rights and remedies of the Lender with respect to the foreclosure or enforcement of any other security interests or liens securing the Indebtedness to the extent any deficiency remains unpaid after application to the Indebtedness of the proceeds of such foreclosure or the exercise of such power of sale.

                  12. The priority of the liens and security interests created by the Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY BE] with respect to Indebtedness incurred by the Borrower on or before the date on which the Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY BE,] is filed in the appropriate recording offices referred to hereinabove will be determined by the dates of such filings. The priority of the liens and security interests created by the Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY BE,] with respect to Indebtedness incurred by the Borrower after the date the Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY BE,] is recorded also will be determined by the dates of such filings.

                  13. The priority of the liens and security interests created by the Mortgage [OR THE DEED OF TRUST, AS THE CASE MAY BE,] will not be affected by any prepayment of a portion, but less than all, of the Indebtedness, or any reduction or increase of the outstanding amount of the Indebtedness from time to time.

                  14. The limitations period for enforcement of the Mortgage in the State is . [THE LIMITATIONS PERIOD FOR ENFORCEMENT OF THE DEED OF TRUST IN THE STATE OF TEXAS IS ____________________.]

                  15. The shares of the capital stock of the Borrower described in and subjected to the security interest of the Stock Pledge (a) are registered on the books of the Borrower in the name of the Guarantor,
         (b) constitute all of the outstanding capital stock of the Borrower,
         (c) have been duly authorized and validly issued, (d) are fully paid and nonassessible, (e) were issued free of preemptive rights, and (f) to our knowledge, are not subject to any agreements or understandings with respect to voting or transfer.

                  16. There are presently outstanding no (a) securities of the Borrower convertible into or exchangeable for shares of the capital stock of the Borrower or any other securities of the Borrower, (b) options or other rights to acquire from the Borrower, and no obligation of the Borrower to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Borrower, (c) equity equivalents, interests in the ownership or earnings of the Borrower, or other similar rights, or (d) obligations of the Borrower to repurchase, redeem or otherwise acquire any shares of the capital stock of the Borrower or any other securities of the Borrower.

                  17. To our knowledge after due inquiry, except as disclosed in Exhibit V to the Credit Agreement, no litigation or other action of any nature affecting the Borrower or the Guarantor is pending before any Governmental Authority or threatened against the Borrower or the Guarantor. To our knowledge after due inquiry, no unusual or unduly burdensome restrictions, restraint, or hazard exists by contract, Requirement of Law, or otherwise relative to the business or operations of the Borrower or the Guarantor or the ownership and operation of any Properties of the Borrower or the Guarantor other than such as relate generally to Persons engaged in business activities similar to those conducted by the Borrower or the Guarantor.

                  18. No authorization, consent, approval, exemption, franchise, permit or license of, or filing (other than filing of Security Instruments in appropriate filing offices) with, any Governmental Authority or any other Person is required to authorize or is otherwise required in connection with the valid execution and delivery by the Borrower or the Guarantor of the Loan Documents to which it is a party or any instrument contemplated thereby, or the payment or performance by the Borrower of the Obligations.

                  19. No transaction contemplated by the Loan Documents is in violation of any regulations promulgated by the Board of Governors of the Federal Reserve System, including, without limitation, Regulations G, T, U, or X.

                  20. Neither the Borrower nor the Guarantor is, or is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company" or an "affiliated person" of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  21. Neither the Borrower nor the Guarantor is a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         The opinions expressed herein are subject to the following qualifications and limitations:

                  A. We are licensed to practice law only in the State of Louisiana [, THE STATE OF TEXAS] and other jurisdictions whose laws are not applicable to the opinions expressed herein; accordingly, the foregoing opinions are limited solely to the laws of the State of Louisiana [, THE STATE OF TEXAS], the General Corporation Law of the State of Delaware and applicable United States federal law.

                  B. The validity, binding effect, and enforceability of the Loan Documents may be limited or affected by bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting rights of creditors generally, including, without limitation, statutes or rules of law which limit the effect of waivers of rights by a debtor or grantor; provided, however, that the limitations and other effects of such statutes or rules of law upon the validity and binding effect of the Loan Documents should not differ materially from the limitations and other effects of such statutes or rules of law upon the validity and binding effect of credit agreements, promissory notes, guaranties, and security instruments generally.

                  C. The enforceability of the respective obligations of the Borrower and the Guarantor under the Loan Documents is subject to general principles of equity (whether such enforceability is considered in a suit in equity or at law).

                  This Opinion is furnished us solely for the benefit of the Lender in connection with the transactions contemplated by the Loan Documents and is not to be quoted in whole or in part or otherwise referred to or disclosed in any other transaction.

                                        Very truly yours,

                                   EXHIBIT V


                                  DISCLOSURES


Section 4.8                              Liabilities



                                         Litigation




Section 4.12                             Environmental Matters




Section 4.17                             Refunds




Section 4.18                             Gas Contracts




Section 4.20                             Casualties


                                      V-i